UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12
GLOBAL BRANDS ACQUISITION CORP.

(Name of Registrant as Specified In Its Charter)

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NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING
FORWARD-LOOKING STATEMENTS
SPECIAL MEETING OF GLOBAL BRANDS STOCKHOLDERS
BACKGROUND
THE EXTENSION AMENDMENT, CONVERSION AND TRUST AGREEMENT AMENDMENT PROPOSALS
THE ADJOURNMENT PROPOSAL
BENEFICIAL OWNERSHIP OF SECURITIES
STOCKHOLDER PROPOSALS
DELIVERY OF DOCUMENTS TO STOCKHOLDERS
WHERE YOU CAN FIND MORE INFORMATION
BACKGROUND
DISCUSSION
CONCLUSION

GLOBAL BRANDS ACQUISITION CORP.
11 WEST 42ND STREET, 21ST FLOOR
NEW YORK, NEW YORK 10036

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 4, 2009

TO THE STOCKHOLDERS OF GLOBAL BRANDS ACQUISITION CORP.:

You are cordially invited to attend the special meeting of stockholders of Global Brands Acquisition Corp. (“Global Brands”) to be held at 11:00 a.m. EST on December 4, 2009 at the offices of Global Brands’ counsel, Graubard Miller, 405 Lexington Avenue, New York, New York 10174, for the sole purpose of considering and voting upon the following proposals:

•	a proposal to amend the amended and restated certificate of incorporation (“Charter”) of Global Brands (the “Extension Amendment”) to extend the date on which Global Brands’ corporate existence terminates from December 6, 2009 to February 28, 2010;

•	a proposal to amend the Charter to allow the holders of shares of common stock issued in Global Brands’ initial public offering (the “IPO”, and such shares sold in the IPO are referred to as the “public shares”) to elect to convert their public shares into a pro rata portion of the funds held in Global Brands’ trust account (the “trust account”) established at the time of the IPO (the “Conversion”)

•	separate proposals to amend the trust account agreement (collectively, the “Trust Agreement Amendment”) governing the trust account to: (i) permit the removal from the trust account an amount (the “Withdrawal Amount”) equal to the pro rata portion of funds available in the trust account relating to the converted public shares and deliver to the holders of such converting public shares their pro rata portion of the Withdrawal Amount; (ii) extend the date on which to liquidate the remaining trust account to February 28, 2010; and (iii) only permit withdrawals from the amounts remaining in the trust account to pay the expenses incurred in connection with the Framework Transactions (defined below), up to a maximum of $1 million, and upon consummation of the Framework Transactions or Global Brands’ liquidation; and

•	a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, the Extension Amendment, Conversion and Trust Agreement Amendment proposals have not been approved.

Each of the Extension Amendment, Conversion and Trust Agreement Amendment is contingent on the others. Accordingly, if any of the proposals to approve the Extension Amendment, Conversion or Trust Agreement Amendment is not approved, Global Brands will be liquidated.

The Global Brands board of directors has fixed the close of business on November 18, 2009 as the date for determining Global Brands stockholders entitled to receive notice of and vote at the special meeting and any adjournment thereof. Only holders of record of Global Brands common stock on that date are entitled to have their votes counted at the special meeting or any adjournment thereof.

On November 9, 2009, Global Brands entered into an arrangement with Gerrity International, LLC (the “Gerrity Group”) pursuant to which Global Brands will continue its business as a corporation that will elect to qualify to be taxed as a real estate investment trust (“REIT”). We refer to this arrangement as the “Framework Transactions.” Global Brands’ board of directors has determined that it would be in the best interests of its stockholders to permit Global Brands to continue its corporate existence beyond the time established in its Charter in order to complete the Framework Transactions.

As a result, Global Brands’ board of directors has determined that it is in the best interests of Global Brands’ stockholders to continue Global Brands’ existence until February 28, 2010. Global Brands’ board of directors recognizes the importance of the rights afforded to the holders of the public shares (the “public stockholders”) at the time of the IPO to receive a pro rata portion of the trust account in connection with a liquidation of Global Brands if its corporate existence were to terminate on December 6, 2009. Accordingly, Global Brands is offering holders of public shares the opportunity to participate in the Conversion proposal regardless of whether the holder votes for or against the Extension Amendment and receive the per-share conversion price (anticipated to be approximately $9.95, which is the same as the anticipated per-share liquidation price if the Extension Amendment and Conversion proposals are not approved). In order to convert your public shares, you must vote in favor of the Conversion and Trust Agreement Amendment proposals; however, if you vote in favor of the Conversion and Trust Agreement Amendment proposals, you are not required to convert your public shares.

The Extension Amendment, Conversion and Trust Agreement Amendment will not be effectuated if holders of more than 8,650,000 public shares seek conversion of their shares. If all of the proposals are not approved by December 6, 2009, Global Brands’ corporate existence will terminate except for the purposes of winding up its affairs and liquidating, pursuant to Section 278 of the General Corporation Law of the State of Delaware (“GCL”). This has the same effect as if Global Brands’ board of directors and stockholders had formally voted to approve Global Brands’ dissolution pursuant to Section 275 of the GCL. Accordingly, limiting Global Brands’ corporate existence to a specified date as permitted by Section 102(b)(5) of the GCL removed the necessity to comply with the formal procedures set forth in Section 275 (which would have required Global Brands’ board of directors and stockholders to formally vote to approve Global Brands’ dissolution and liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State). In any liquidation, the funds held in the trust account will be distributed pro rata to the holders of the public shares in accordance with the terms of the Charter. Global Brands’ initial officers, directors and stockholders (“Global Brands Founders”) have waived their rights to participate in any liquidation distribution with respect to their initial securities. There will be no distribution from the trust account with respect to Global Brands’ warrants, which will expire worthless in any liquidation. Global Brands will pay the costs of liquidation from its remaining assets outside of the trust account. If such funds are insufficient, JLJ Partners LLC, an affiliate of the Global Brands Founders, has agreed to advance Global Brands the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and has agreed not to seek repayment of such expenses.

Global Brands’ IPO prospectus stated that Global Brands would not take any action to amend or waive Articles Sixth and Seventh of its Charter (except in connection with, and to be effective upon, a business combination) to allow it to survive for a longer period of time if it did not appear it would be able to consummate a business combination by December 6, 2009. Since the completion of its IPO, Global Brands has been dealing with many of the practical difficulties associated with the identification of a business combination target, negotiating business terms with potential targets and conducting related due diligence. Following the IPO, Global Brands began a wide international search for a suitable operating business and/or asset to acquire. Global Brands created and implemented a process involving three major components: (i) several national and regional investment banking firms, including Citigroup, Morgan Stanley, Merrill Lynch, JPMorgan Securities Inc., Financo, Deutsche Bank, Goldman, Sachs & Co., Credit Suisse, Lazard, Rothschild and Stifel, Nicolaus & Company, among others, were solicited and informed of Global Brands’ objectives and asked to recommend and introduce prospective business combination targets; (ii) Global Brands engaged in direct contact with private equity firms, inquiring about their portfolio companies; and (iii) Global Brands utilized its board of directors’ and officers’ affiliations with other investment platforms as well as accounting and legal firms as means of introduction and subsequent direct contact with potential acquisition targets for a business combination. Additionally, Global Brands worked with several private equity firms to evaluate joint-acquisitions, whereby the private equity firm would commit to make an investment into Global Brands to assure that the transaction would be approved. Through this process, Global Brands studied over 150 potential target companies. Despite these efforts, Global Brands has not been able to complete a business combination. As indicated above, on November 9, 2009, Global Brands entered into an arrangement with the Gerrity Group pursuant to which Global Brands will seek to consummate the Framework Transactions in order to continue its business as a corporation that will elect to qualify to be taxed as a REIT.

You are not being asked to consider and vote on the Framework Transactions at this time. If you are a public stockholder, the Extension Amendment, Conversion and Trust Agreement Amendment proposals are approved, you do not seek conversion of your public shares in connection therewith, the warrant exchange offer is accepted by at least 95% of the outstanding public warrants and you do not subsequently sell your shares prior to the record date for the special meeting to be held in connection with approving the Framework Transactions, then you will have the right to vote on the Framework Transactions if and when it is submitted to stockholders. Consummation of the Framework Transactions is conditioned on, among other things, there being available to Global Brands, after giving effect to all conversions and other share purchases, but prior to payment of transaction expenses, no less than $200 million.

As currently contemplated by Global Brands’ Charter, if Global Brands does not complete a business combination on or prior to December 6, 2009, Global Brands’ corporate existence shall automatically terminate, Global Brands shall liquidate the trust account for the benefit of the public stockholders and the public stockholders shall receive liquidating distributions. As a result of the matters proposed to the stockholders in this proxy statement, Global Brands’ board of directors proposes to extend the date on which Global Brands’ existence will automatically terminate until February 28, 2010.

If the Extension Amendment, Conversion and Trust Agreement Amendment proposals are approved and holders of less than 8,650,000 public shares seek conversion, Global Brands will (a) file an amendment to its Charter allowing it to have until February 28, 2010 to consummate the Framework Transactions and (b) amend the trust account agreement to (i) permit the removal from the trust account of the Withdrawal Amount and deliver to the holders of such converting public shares their pro rata portion of the Withdrawal Amount; (ii) extend the date on which to liquidate the remaining trust account to February 28, 2010; and (iii) only permit withdrawals from the amounts remaining in the trust account to pay the expenses incurred in connection with the Framework Transactions, up to a maximum of $1 million, and upon consummation of the Framework Transactions or Global Brands’ liquidation. All amendments to the trust account agreement require the consent of Citigroup Global Markets Inc., the representative of the underwriters in the IPO (“Citigroup”). Citigroup has consented to the Trust Agreement Amendment provided that public stockholders approve the Extension Amendment and Conversion proposals. As described in the section entitled “The Extension Amendment, Conversion and Trust Agreement Amendment Proposals — Interests of Global Brands Founders and Others,” Citigroup will be entitled to receive a portion of its deferred underwriting discounts and commissions upon consummation of the Framework Transactions. Notwithstanding the foregoing, Citigroup agreed to consent to the Trust Agreement Amendment for this special meeting because such amendment provides a mechanism to allow public stockholders the right to receive a pro rata portion of the trust account by December 6, 2009 (in accordance with the Charter and IPO prospectus) while allowing those holders that wish to remain a stockholder of Global Brands in connection with the proposed transaction with the Gerrity Group to do so. Citigroup has indicated that it has no intention of consenting to any other amendment to the trust account agreement, as the factors motivating its present willingness to consent to the amendment will no longer be present once the Trust Agreement Amendment has been approved. Accordingly, even if Global Brands sought to disregard its commitment to adhere to the strict requirements of the Trust Agreement Amendment (as it is currently doing with its prior commitment to not take any action to amend or waive Articles Sixth and Seventh of the Charter), which it does not currently intend to do for any reason, the requirement to obtain the consent of Citigroup, which it has indicated it will not provide, makes a further amendment virtually impossible.

Following the filing of the amendment to the Charter and the amendment to the trust account agreement, Global Brands will commence an offer to exchange all of its outstanding warrants (which currently expire on December 5, 2012) for new warrants with different terms, as described herein. If holders of at least 95% of Global Brands’ outstanding public warrants do not agree to exchange their warrants for new warrants, the Framework Transactions will not be consummated. If at least 95% of Global Brands’ outstanding public warrants agree to exchange their warrants for new warrants, then Global Brands will submit the Framework Transactions to the public stockholders at that time for their approval. If approved, the Framework Transactions and the warrant exchange would then be consummated.

Global Brands decided that it would not effectuate the Extension Amendment, Conversion and Trust Agreement Amendment proposals if more than 8,650,000 public shares sought conversion because the parties to the Framework Agreement determined that it was necessary to have at least $200 million available to them (prior to the payment of transaction expenses) in order to commence operations as a REIT. Accordingly, even if fewer than 8,650,000 public shares seek conversion in connection with the Conversion and Trust Agreement Amendment proposals, it is also a condition to consummate the Framework Transactions that there be at least $200 million available to Global Brands (prior to the payment of transaction expenses) after taking into account all holders that seek conversion in connection with the special meeting called to approve the Framework Transactions. As a result, if an aggregate of more than 8,650,000 public shares (representing approximately 30.1% of the public shares, or 25,001, or approximately 0.1%, more public shares than could be converted pursuant to the Charter and IPO prospectus) seek conversion in connection with either this meeting or the subsequent meeting to approve the Framework Transactions, Global Brands will not be able to consummate the Framework Transactions and will be forced to liquidate.

If you wish to remain a stockholder of Global Brands and have the opportunity to vote on the Framework Transactions, you must vote in favor of the Extension Amendment, Conversion and Trust Agreement Amendment proposals but not seek conversion. If you do not wish to remain a stockholder of Global Brands, you may vote either for or against the Extension Amendment but you must vote in favor of the Conversion and Trust Agreement Amendment proposals and seek conversion of your shares by tendering them to Global Brands’ stock transfer agent prior to the special meeting. Global Brands anticipates notifying the trustee promptly after the stockholder meeting to liquidate the trust account in an amount equal to the Withdrawal Amount. Global Brands estimates that the per share pro rata portion of the trust account will be approximately $9.95 at the time of the special meeting.

The affirmative vote of a majority of Global Brands’ outstanding common stock will be required to approve the Extension Amendment and Conversion proposals. Adoption of the Trust Agreement Amendment and adjournment proposals require the affirmative vote of the holders of a majority of the issued and outstanding shares of Global Brands’ common stock entitled to vote thereon.

In considering the Extension Amendment, Global Brands’ stockholders should be aware that because Global Brands’ IPO prospectus stated that Global Brands would not take any action to amend or waive any provision of its Charter (except in connection with a business combination), such stockholders may have securities law claims against Global Brands. Even if you do not pursue such claims, others may do so. The Extension Amendment will also result in Global Brands incurring additional transaction expenses, and may also result in securities law and other claims against Global Brands whose holders might seek to have the claims satisfied from funds in the trust account. If proposing the Extension Amendment results in Global Brands incurring material liability as a result of potential securities law claims, the trust account could be depleted to the extent of any judgments arising from such claims, together with any expenses related to defending such claims, if the resources of Joel J. Horowitz, Lawrence S. Stroll and John D. Idol, respectively Global Brands’ chief executive officer, chairman, and president, who have certain indemnification obligations with respect to the trust account, are insufficient or unavailable to indemnify Global Brands for the full amount. You should read the proxy statement carefully for more information concerning the consequences of the adoption of the Extension Amendment.

After careful consideration of all relevant factors, Global Brands’ board of directors has determined that the Extension Amendment, Conversion and Trust Agreement Amendment proposals are fair to and in the best interests of Global Brands and its stockholders, has declared them advisable and recommends that you vote or give instruction to vote “FOR” them.

Under Delaware law and Global Brands’ bylaws, no other business may be transacted at the special meeting.

Enclosed is the proxy statement containing detailed information concerning the Extension Amendment, the Conversion, the Trust Agreement Amendment and the special meeting Whether or not you plan to attend the special meeting, we urge you to read this material carefully and submit a proxy to have your shares voted at the special meeting.

I look forward to seeing you at the meeting.

November 23, 2009

By Order of the Board of Directors

Joel J. Horowitz
Chief Executive Officer and Director

Your vote is important. Please sign, date and return your proxy card as soon as possible to make sure that your shares are represented at the special meeting. If you are a stockholder of record, you may also cast your vote in person at the special meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank how to vote your shares, or you may cast your vote in person at the special meeting by obtaining a proxy from your brokerage firm or bank. Your failure to vote or instruct your broker or bank how to vote will have the same effect as voting against each of the proposals.

YOU MUST AFFIRMATIVELY DEMAND THAT GLOBAL BRANDS CONVERT YOUR SHARES INTO CASH NO LATER THAN THE CLOSE OF THE VOTE ON THE CONVERSION PROPOSAL. IN ORDER TO CONVERT YOUR SHARES, YOU MUST VOTE FOR THE CONVERSION AND TRUST AGREEMENT AMENDMENT PROPOSALS, CHECK THE BOX ON THE PROXY CARD TO SEEK CONVERSION AND TENDER YOUR STOCK TO GLOBAL BRANDS’ STOCK TRANSFER AGENT PRIOR TO THE SPECIAL MEETING OF GLOBAL BRANDS STOCKHOLDERS. YOU MAY TENDER YOUR STOCK BY EITHER DELIVERING YOUR STOCK CERTIFICATE TO THE TRANSFER AGENT OR BY DELIVERING YOUR SHARES ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY’S DWAC (DEPOSIT WITHDRAWAL AT CUSTODIAN) SYSTEM. IF THE EXTENSION AMENDMENT, CONVERSION AND TRUST AGREEMENT AMENDMENT PROPOSALS ARE NOT APPROVED, THEN THESE SHARES WILL NOT BE CONVERTED INTO CASH, GLOBAL BRANDS WILL LIQUIDATE AND ALL SHARES OTHER THAN THE INSIDERS’ PRE-IPO SHARES SHALL BE ENTITLED TO SHARE IN LIQUIDATION PROCEEDS. IF YOU HOLD YOUR SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR CONVERSION RIGHTS.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held on December 4, 2009. This Proxy Statement to Stockholders is available at: http://www.cstproxy.com/globalbrandsacquisition/sm2009

GLOBAL BRANDS ACQUISITION CORP.
11 WEST 42ND STREET, 21ST FLOOR
NEW YORK, NEW YORK 10036

SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 4, 2009

PROXY STATEMENT

The special meeting of stockholders of Global Brands Acquisition Corp. (“Global Brands”), a Delaware corporation, will be held at 11:00 a.m. EST on December 4, 2009, at the offices of Global Brands’ counsel, Graubard Miller, 405 Lexington Avenue, New York, New York 10174, for the sole purpose of considering and voting upon the following proposals:

•	a proposal to amend the amended and restated certificate of incorporation (“Charter”) of Global Brands (the “Extension Amendment”) to extend the date on which Global Brands’ corporate existence terminates from December 6, 2009 to February 28, 2010;

•	a proposal to amend the Charter to allow the holders of shares of common stock issued in Global Brands’ initial public offering (the “IPO”, and such shares sold in the IPO are referred to as the “public shares”) to elect to convert their public shares into their pro rata portion of the funds held in the trust account (the “trust account”) established at the time of the IPO (the “Conversion”)

•	separate proposals to amend the trust account agreement (collectively, the “Trust Agreement Amendment”) governing the trust account to: (i) permit the removal from the trust account an amount (the “Withdrawal Amount”) equal to the pro rata portion of funds available in the trust account relating to the converted public shares and deliver to the holders of such converting public shares their pro rata portion of the Withdrawal Amount; (ii) extend the date on which to liquidate the remaining trust account to February 28, 2010; and (iii) only permit withdrawals from the amounts remaining in the trust account to pay the expenses incurred in connection with the Framework Transactions (defined below), up to a maximum of $1 million, and upon consummation of the Framework Transactions or Global Brands’ liquidation; and

•	a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, the Extension Amendment, Conversion and Trust Agreement Amendment proposals have not been approved.

Each of the Extension Amendment, Conversion and Trust Agreement Amendment is contingent on the others. Accordingly, if any of the proposals to approve the Extension Amendment, Conversion or Trust Agreement Amendment is not approved, Global Brands will be liquidated.

On November 9, 2009, Global Brands entered into an arrangement with Gerrity International, LLC (the “Gerrity Group”) pursuant to which Global Brands will continue its business as a corporation that will elect to qualify to be taxed as a real estate investment trust (“REIT”). We refer to this arrangement as the “Framework Transactions.” Global Brands’ board of directors has determined that it would be in the best interests of its stockholders to permit Global Brands to continue its corporate existence beyond the time established in its Charter in order to complete the Framework Transactions.

The Extension Amendment, Conversion and Trust Agreement Amendment proposals are essential to the overall implementation of the board of directors’ plan to continue Global Brands’ corporate existence until February 28, 2010 to allow Global Brands more time to complete the Framework Transactions.

The Extension Amendment, Conversion and Trust Agreement Amendment proposals will not be effectuated if holders of more than 8,650,000 public shares seek conversion of their shares. If the Extension Amendment, Conversion and Trust Agreement Amendment proposals are not approved by December 6, 2009, Global Brands’ corporate existence will terminate except for the purposes of winding up its affairs and liquidating, pursuant to Section 278 of the General Corporation Law of the State of Delaware (“GCL”). This has the same effect as if Global Brands’ board of directors and stockholders had formally voted to approve Global Brands’ dissolution pursuant to Section 275 of the GCL. Accordingly, limiting Global Brands’ corporate existence to a specified date as permitted by Section 102(b)(5) of the GCL removed the necessity to comply with the formal procedures set forth in Section 275 (which would have required Global Brands’ board of directors and stockholders to formally vote to approve our dissolution and liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State).

If the Extension Amendment, Conversion and Trust Agreement Amendment proposals are approved and holders of less than 8,650,000 public shares seek conversion, Global Brands will (a) file an amendment to its Charter allowing it to have until February 28, 2010 to consummate the Framework Transactions and (b) amend the trust account agreement to (i) permit the removal from the trust account an amount (the “Withdrawal Amount”) equal to the pro rata portion of funds available in the trust account relating to the converted public shares and deliver to the holders of such converting public shares their pro rata portion of the Withdrawal Amount; (ii) extend the date on which to liquidate the remaining trust account to February 28, 2010; and (iii) only permit withdrawals from the amounts remaining in the trust account to pay the expenses incurred in connection with the Framework Transactions, up to a maximum of $1 million, and upon consummation of the Framework Transactions or Global Brands’ liquidation. All amendments to the trust account agreement require the consent of Citigroup Global Markets Inc., the representative of the underwriters in the IPO (“Citigroup”). Citigroup has consented to the Trust Agreement Amendment provided that public stockholders approve the Extension Amendment and Conversion proposals. As described in the section entitled “The Extension Amendment, Conversion and Trust Agreement Amendment Proposals — Interests of Global Brands Founders and Others,” Citigroup will be entitled to receive a portion of its deferred underwriting discounts and commissions upon consummation of the Framework Transactions. Notwithstanding the foregoing, Citigroup agreed to consent to the Trust Agreement Amendment for this special meeting because such amendment provides a mechanism to allow public stockholders the right to receive a pro rata portion of the trust account by December 6, 2009 (in accordance with the Charter and IPO prospectus) while allowing those holders that wish to remain a stockholder of Global Brands in connection with the proposed transaction with the Gerrity Group to do so. Citigroup has indicated that it has no intention of consenting to any other amendment to the trust account agreement, as the factors motivating its present willingness to consent to the amendment will no longer be present once the Trust Agreement Amendment has been approved. Accordingly, even if Global Brands sought to disregard its commitment to adhere to the strict requirements of the Trust Agreement Amendment (as it is currently doing with its prior commitment to not take any action to amend or waive Articles Sixth and Seventh of the Charter), which it does not currently intend to do for any reason, the requirement to obtain the consent of Citigroup, which it has indicated it will not provide, makes a further amendment virtually impossible.

Following the filing of the amendment to the Charter and the amendment to the trust account agreement, Global Brands will commence an offer to exchange all of its outstanding warrants (which currently expire on December 5, 2012) for new warrants with different terms, as described herein. If holders of at least 95% of Global Brands’ outstanding public warrants do not agree to exchange their warrants for new warrants, the Framework Transactions will not be consummated. If at least 95% of Global Brands’ outstanding public warrants agree to exchange their warrants for new warrants, then Global Brands will submit the Framework Transactions to the public stockholders at that time for their approval. If approved, the Framework Transactions and the warrant exchange would then be consummated.

Global Brands decided that it would not effectuate the Extension Amendment, Conversion and Trust Agreement Amendment proposals if more than 8,650,000 public shares sought conversion because the parties to the Framework Agreement determined that it was necessary to have at least $200 million available to them (prior to the payment of transaction expenses) in order to commence operations as a REIT. Accordingly, even if fewer than 8,650,000 public shares seek conversion in connection with the Conversion and Trust Agreement Amendment proposals, it is also a condition to consummate the Framework Transactions that there be at least $200 million available to Global Brands (prior to the payment of transaction expenses) after taking into account all holders that seek conversion in connection with the special meeting called to approve the Framework Transactions. As a result, if an aggregate of more than 8,650,000 public shares (representing approximately 30.1% of the public shares, or 25,001, or approximately 0.1%, more public shares than could be converted pursuant to the Charter and IPO prospectus) seek conversion in connection with either this meeting or the subsequent meeting to approve the Framework Transactions, Global Brands will not be able to consummate the Framework Transactions and will be forced to liquidate.

You are not being asked to consider and vote on the Framework Transactions at this time. If you are a public stockholder, the Extension Amendment, Conversion and Trust Agreement Amendment

proposals are approved, you do not seek conversion of your public shares in connection therewith, the warrant exchange offer is accepted by at least 95% of the outstanding public warrants and you do not subsequently sell your shares prior to the record date for the special meeting to be held in connection with the Framework Transactions, then you will have the right to vote on the Framework Transactions if and when it is submitted to stockholders. Consummation of the Framework Transactions is conditioned on, among other things, there being available to Global Brands, after giving effect to all conversions and other share purchases, but prior to payment of transaction expenses, no less than $200 million.

The record date for the special meeting is November 18, 2009. Record holders of Global Brands common stock at the close of business on the record date are entitled to vote or have their votes cast at the special meeting. On the record date, there were 35,937,500 outstanding shares of Global Brands common stock including 28,750,000 public shares. Global Brands’ warrants do not have voting rights.

Global Brands is soliciting proxies on behalf of its board of directors. If you have any questions about how to vote or direct a vote in respect of your shares of Global Brands’ common stock, you may call Morrow & Co., LLC, Global Brands’ proxy solicitor, at (800) 662-5200, or Jay Desai, Global Brands’ vice president-mergers and acquisitions, at (212) 201-8118.

This proxy statement contains important information about the special meeting and the proposals. Please read it carefully and vote your shares.

This proxy statement is dated November 23, 2009 and is first being mailed to stockholders on or about that date.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

These Questions and Answers are only summaries of the matters they discuss. They do not contain all of the information that may be important to you. You should read carefully the entire document, including the annexes to this proxy statement.

Q.	Why am I receiving this proxy statement?	A. Global Brands is a blank check company formed in July 2007 to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business. In December 2007, Global Brands consummated its IPO from which it derived gross proceeds of approximately $288 million, including proceeds from the exercise of the underwriters’ over- allotment option. Like most blank check companies, Global Brands’ Charter provides for the return of the IPO proceeds held in trust to the holders of public shares if there is no qualifying business combination consummated within two years of the date of the IPO prospectus, which in this case is by December 6, 2009. Global Brands’ Charter provides that Global Brands’ corporate existence shall automatically terminate on December 6, 2009 if it has not completed a business combination. The board of directors believes that it is in the best interests of the stockholders to continue Global Brands’ existence until February 28, 2010 in order to complete the Framework Transactions and is submitting these proposals to the stockholders to vote upon in order to allow Global Brands time to complete such transactions.

Q.	What is being voted on?	A. You are being asked to vote on the Extension Amendment, Conversion and Trust Agreement Amendment proposals and an adjournment proposal. The Extension Amendment, Conversion and Trust Agreement Amendment proposals are essential to the overall implementation of the board of directors’ plan to continue Global Brands’ corporate existence until February 28, 2010 to allow Global Brands more time to complete the Framework Transactions. Each of the Extension Amendment, Conversion and Trust Agreement Amendment is contingent on the others. Accordingly, if any of the proposals to approve the Extension Amendment, Conversion or Trust Agreement Amendment is not approved, the other proposals will not be presented to stockholders for a vote.

Q.	Why is Global Brands proposing the Extension Amendment, Conversion and Trust Agreement Amendment proposals?	A. On November 9, 2009, Global Brands entered into an arrangement pursuant to which, upon consummation of the Framework Transactions, and subject to the conditions described in this proxy statement, Global Brands will continue its business as a corporation that will elect to qualify to be taxed as a REIT. The Charter currently requires Global Brands to consummate an initial business combination in which it acquires one or more operating businesses or assets with a collective fair market value equal to at least 80% of the balance in Global Brands’ trust account (excluding deferred underwriting discounts and commissions). The Framework Transactions with the Gerrity Group do not provide for Global Brands to acquire any business — instead, it provides that Global Brands will continue its corporate existence and simply commence operations as a REIT following consummation of the transactions. Accordingly, the Framework Transactions do not constitute a qualifying business combination as currently described in the Charter or IPO prospectus.

Global Brands’ Charter currently provides that Global Brands’ corporate existence shall terminate on December 6, 2009, and that such provision may only be amended in connection with, and become effective upon, the consummation of a business combination. As described below, Global Brands will not be able to consummate the Framework Transactions by that date and even if they were completed by such date, they would not constitute a qualifying business combination.

Global Brands’ board of directors believes that decisions regarding Global Brands’ future, such as whether to continue its existence or have its existence terminate, should be determined by Global Brands’ current stockholders and they should not be bound by the restrictions implemented by the stockholders at the time of the IPO. The current stockholders should not be prohibited from amending the Charter to allow Global Brands to continue its existence, especially since all holders of public shares are being offered the opportunity to convert their public shares and receive their pro rata portion of the trust account in connection with the approval of the proposals which will occur close in time to December 6, 2009 as contemplated in the IPO prospectus.

Since the completion of its IPO, Global Brands has been dealing with many of the practical difficulties associated with the identification of a business combination target, negotiating the attendant business terms, conducting the related due diligence and obtaining the necessary audited financial statements of the business combination target and as a result, Global Brands has not completed a qualifying business combination.

As Global Brands believes the Framework Transactions to be in the best interests of its stockholders, and because Global Brands will not be able to conclude the Framework Transactions by December 6, 2009, Global Brands has determined to seek stockholder approval to extend Global Brands’ corporate existence until February 28, 2010.

We are not asking you to consider and vote on the Framework Transactions at this time. If you are a public stockholder, the Extension Amendment, Conversion and Trust Agreement Amendment proposals are approved, you do not seek conversion of your public shares in connection therewith, the warrant exchange offer is accepted by at least 95% of the outstanding public warrants and you do not subsequently sell your shares prior to the special meeting to be held in connection with the Framework Transactions, then you will have the right to vote on the Framework Transactions if and when it is submitted to stockholders. Consummation of the Framework Transactions is conditioned on, among other things, there being available to Global Brands, after giving effect to all conversions and other share purchases, but prior to payment of transaction expenses, no less than $200 million.

Q.	Why should you vote for the Extension Amendment, Conversion and Trust Agreement Amendment proposals?	A. Global Brands believes the Framework Transactions to be in the best interests of its stockholders, and because Global Brands will not be able to complete such transactions by December 6, 2009, Global Brands has determined to seek stockholder approval to extend Global Brands’ corporate existence from December 6,

2009 until February 28, 2010 to allow Global Brands the opportunity to complete such transactions.

Global Brands’ Charter purports to prohibit amendment to certain of its provisions, including any amendment that would extend its corporate existence beyond December 6, 2009, except in connection with, and effective upon consummation of, a business combination. Global Brands’ IPO prospectus did not suggest in any way that this provision, or the Charter’s other business combination procedures, were subject to change. Global Brands believes that these provisions were included to protect Global Brands’ stockholders from having to sustain their investments for an unreasonably long period if Global Brands failed to find a suitable transaction in the timeframe contemplated. Global Brands also believes, however, that given Global Brands’ expenditure of time, effort and money on several possible business combinations, circumstances warrant providing those who believe they might find the Framework Transactions to be an attractive investment opportunity to consider such transactions, inasmuch as Global Brands is also affording stockholders who wish to convert their public shares as originally contemplated the opportunity to do so as well.

Global Brands has received an opinion from special Delaware counsel, Richards, Layton & Finger, P.A. (“Richards, Layton”), concerning the validity of the Extension Amendment. Global Brands did not request Richards, Layton to opine on whether the clause currently contained in Article Sixth of Global Brands’ Charter prohibiting amendment of Article Sixth prior to consummation of a business combination was valid when adopted. Richards, Layton concluded in its opinion, based upon the analysis set forth therein and its examination of Delaware law, and subject to the assumptions, qualifications, limitations and exceptions set forth in its opinion, that “the amendments to Articles Sixth and Seventh of the Certificate of Incorporation ..., if duly adopted by the Board of Directors of [Global Brands] (by vote of the majority of the directors present at a meeting at which a quorum is present or, alternatively, by unanimous written consent) and duly approved by the holders of a majority of the outstanding stock of [Global Brands] entitled to vote thereon, all in accordance with Section 242(b) of the [GCL], would be valid and effective when filed with the Secretary of State in accordance with Sections 103 and 242 of the [GCL].” A copy of Richards, Layton’s opinion is included as Annex B to this proxy statement, and stockholders are urged to review it in its entirety.

If you wish to remain a stockholder of Global Brands and have the opportunity to vote on the Framework Transactions, you must vote in favor of the Extension Amendment, Conversion and Trust Agreement Amendment proposals, but not seek conversion. If you do not wish to remain a stockholder of Global Brands, you may vote either for or against the Extension Amendment but you must vote in favor of the Conversion and Trust Agreement Amendment proposals, check the box on the proxy card to convert your shares and tender them to Global Brands’ stock transfer agent prior to the special meeting. Global Brands anticipates notifying the trustee promptly after the stockholder meeting to liquidate the trust account in an amount equal to the total pro rata portion of the converting shares. Global Brands estimates that the per share pro rata portion of the trust account will be approximately $9.95 at the time of the special meeting (which is the same as the anticipated per-share liquidation price if the Extension Amendment, Conversion and Trust Agreement Amendment proposals are not approved). The Extension Amendment, Conversion and Trust Agreement Amendment proposals will not be approved if holders of more than 8,650,000 public shares seek conversion of their shares. Global Brands decided that it would not effectuate the Extension Amendment, Conversion and Trust Agreement Amendment proposals if more than 8,650,000 public shares sought conversion because the parties to the Framework Agreement determined that it was necessary to have at least $200 million available to them (prior to the payment of transaction expenses) in order to commence operations as a REIT. Accordingly, even if fewer than 8,650,000 public shares seek conversion in connection with the Conversion and Trust Agreement Amendment proposals, it is also a condition to consummate the Framework Transactions that there be at least $200 million available to Global Brands (prior to the payment of transaction expenses) after taking into account all holders that seek conversion in connection with the special meeting called to approve the Framework Transactions. As a result, if an aggregate of more than 8,650,000 public shares (representing approximately 30.1% of the public shares, or 25,001, or approximately 0.1%, more public shares than could be converted pursuant to the Charter and IPO prospectus) seek conversion in connection with either this meeting or the subsequent meeting to approve the Framework Transactions, Global Brands will not be able to consummate the Framework Transactions and will be forced to liquidate.

Liquidation of the trust account is a fundamental obligation of Global Brands to the public stockholders and Global Brands is not proposing and will not propose to change that obligation to the public stockholders. If holders of public shares do not elect to convert their public shares in connection with this vote and the Extension Amendment, Conversion and Trust Agreement Amendment proposals are approved, such holders shall retain conversion rights in connection with any vote to be held on the Framework Transactions (assuming they do not otherwise sell their shares after the special meeting and prior to such vote).

Global Brands’ board of directors recommends that you vote in favor of the Extension Amendment, Conversion and Trust Agreement Amendment proposals, but expresses no opinion as to whether you should convert your public shares.

Q.	How do I exercise conversion rights?	A. In order to convert your public shares, you must (i) vote for the Conversion and Trust Agreement Amendment proposals, (ii) demand that Global Brands convert your shares into cash and (iii) deliver your stock to Global Brands’ transfer agent physically or electronically using the Depository Trust Company’s DWAC (Deposit Withdrawal at Custodian) System prior to the vote at the meeting. A stockholder would have from the time Global Brands sends out the proxy statement up until the vote at the meeting to deliver his, her or its shares if such stockholder wishes to seek to exercise conversion rights. However, since each public stockholder holds his, her or its shares in “street name” rather than in certificate form (as a registered holder), the delivery process can be accomplished by the stockholder in a matter of hours by simply contacting his, her or its broker and requesting delivery of his, her or its shares through the DWAC System. Accordingly, Global Brands believes the time period it is providing will be sufficient for an average investor to properly exercise his, her or its conversion rights.

Any action that does not include an affirmative vote for the Conversion and Trust Agreement Amendment proposals will prevent you from exercising your conversion rights in connection with the Conversion and Trust Agreement proposals.

You may demand conversion either by checking the box on the proxy card or by submitting your request in writing to Mark Zimkind of Continental Stock Transfer & Trust Company, Global Brands’ transfer agent, at the address listed at the end of this section.

Any request for conversion, once made, may be withdrawn at any time up to the vote taken with respect to the Conversion proposal. If you delivered your shares for conversion to Global Brands’ transfer agent and decide prior to the special meeting not to elect conversion, you may request that Global Brands’ transfer agent return the shares (physically or electronically). You may make such request by contacting Global Brands’ transfer agent at the phone number or address listed at the end of this section.

Q.	How do the Global Brands Founders intend to vote their shares?	A. Pursuant to agreements entered into in connection with the IPO, the Global Brands Founders have agreed to vote their shares in accordance with the majority of shares of common stock voted by the public stockholders on any proposed business combination. However, because the Extension Amendment, Conversion and Trust Agreement Amendment proposals are not a proposed business combination, the Global Brands Founders may vote their shares on the Extension Amendment, Conversion and Trust Agreement Amendment proposals any way they wish (although they have agreed to vote in favor of the Extension Amendment, Conversion and Trust Agreement Amendment proposals). Therefore, the Global Brands Founders and their respective affiliates will vote any common stock over which they have voting control (including any public shares owned by them) in favor of the Extension Amendment, Conversion and Trust Agreement Amendment proposals. The Global Brands Founders are not entitled to convert any of their shares. On the record date, the Global Brands Founders beneficially owned and were entitled to vote 7,187,500 insider shares (“Founders’ Shares”) of Global Brands common stock, representing approximately 20% of Global Brands’ issued and outstanding common stock, and 250,000 public shares of Global Brands common stock, representing less than an additional 1% of Global Brands’ issued and outstanding stock. Accordingly, this may have the effect of making it easier for the

Extension Amendment, Conversion and Trust Agreement Amendment proposals to be approved.

In addition, the Global Brands Founders or their affiliates may choose to buy public shares in the open market and/or through negotiated private purchases. In the event that purchases do occur, the purchasers may seek to purchase shares from stockholders who would otherwise have voted against the Extension Amendment, Conversion or Trust Agreement Amendment proposals. Any public shares held by or subsequently purchased by affiliates of Global Brands will be voted in favor of the Extension Amendment, Conversion and Trust Agreement Amendment proposal.

Q.	Since Global Brands’ IPO prospectus states that Global Brands would not amend Article Sixth or Article Seventh except in connection with a business combination, would not consummate a business combination if holders of more than 30% of the public shares sought conversion of such shares and would provide holders at least two weeks between the mailing of the proxy solicitation materials and the meeting date for any proposed business combination if Global Brands was going to require holders seeking to elect conversion to deliver their certificates prior to the vote at the meeting, what are my legal rights?	A. You should be aware that Global Brands’ IPO prospectus stated that Global Brands would not take any action to amend or waive Article Sixth or Article Seventh of the Charter (except in connection with, and upon the effectiveness of, a business combination), including, to allow it to survive for a longer period of time. Additionally, the IPO prospectus and Charter indicated that Global Brands would not consummate a business combination if holders of more than 30% of the public shares (or more than 8,624,999 public shares) sought conversion of such shares (which is 25,001 shares, or 0.01%, less than the maximum aggregate number of public shares that may seek conversion with respect to the Framework Transactions). Furthermore, the IPO prospectus indicated that Global Brands would require stockholders to deliver their certificates prior to the vote in connection with any proposed business combination only if it gave stockholders at least two weeks between the mailing of the proxy solicitation materials and the meeting date (which is four days less than Global Brands is currently providing in connection with the Conversion and Trust Agreement Amendment proposals). Accordingly, each person who purchased public shares in the IPO and still held such shares upon learning of these facts may have securities law claims against Global Brands for rescission (under which a successful claimant has the right to receive the total amount paid for his or her securities pursuant to an allegedly deficient prospectus, plus interest and less any income earned on the securities, in exchange for surrender of the securities) or damages (compensation for loss on an investment caused by alleged material misrepresentations or omissions in the sale of a security).

Such claims may entitle stockholders asserting them to as much as $10.00 or more per share, based on the initial offering price of the IPO units comprised of stock and warrants, less any amount received from sale of the original warrants, plus interest from the date of Global Brands’ IPO (which, in the case of holders of public shares, may be more than the pro rata share of the trust account to which they are entitled on conversion or liquidation).

In general, a person who purchased shares pursuant to a defective prospectus or other representation must make a claim for rescission within the applicable statute of limitations period, which, for claims made under Section 12 of the Securities Act and some state statutes, is one year from the time the claimant discovered or reasonably should have discovered the facts giving rise to the claim, but not more than three years from the occurrence of the event giving rise to the claim. A successful claimant for damages under federal or state law could be awarded an amount to compensate for the decrease in value of his or her shares caused by the alleged violation (including, possibly, punitive damages), together with interest, while retaining the shares. Claims under the anti-fraud provisions of the federal securities laws must generally be brought within two years of discovery, but not more than five years after occurrence. Rescission and damages claims may not be extinguished by liquidation of the trust account.

Even if you do not pursue such claims, others may. If they do, holders of such claims, who may include all stockholders who own shares issued in Global Brands’ IPO, might seek to have the claims satisfied from funds in the trust account. A consequence might be that Global Brands’ assets following the Extension Amendment could be significantly reduced or depleted entirely. In addition, the pro rata portion of the trust account payable to holders of public shares will be less than they would otherwise have been entitled, or such amount might be insufficient to fully satisfy a rescission or damages award. Global Brands cannot predict whether stockholders will bring such claims, how many might bring them or the extent to which they might be successful. Moreover, such litigation could result in the delay of any payments to public stockholders of trust account funds upon conversion or liquidation.

You should read the proxy statement carefully for more information concerning these possibilities and other consequences of adoption of the Extension Amendment.

Q.	Will Global Brands seek any further extensions to liquidate the trust account?	A. No, other than the extension until February 28, 2010 as described in this proxy statement, Global Brands will not seek any further extension to liquidate the trust account and if it did, it would require the consent of Citigroup, which has indicated to Global Brands that it has no intention of consenting to any other amendment to the trust account agreement. Accordingly, even if Global Brands sought to disregard its commitment to adhere to the strict requirements of the Trust Agreement Amendment (as it is currently doing with its prior commitment to not take any action to amend or waive Articles Sixth and Seventh of the Charter), which it does not currently intend to do for any reason, the requirement to obtain the consent of Citigroup, which it has indicated it will not provide, makes a further amendment virtually impossible.

Q.	What happens if the Extension Amendment, Conversion and Trust Agreement Amendment proposals are approved?	A. If the Extension Amendment, Conversion and Trust Agreement Amendment proposals are approved and holders of less than 8,650,000 public shares seek conversion, Global Brands will (a) file an amendment to its Charter allowing it to have until February 28, 2010 to consummate the Framework Transactions and (b) amend the trust account agreement to (i) permit the removal from the trust account of the Withdrawal Amount and deliver to the holders of such converting public shares their pro rata portion of the Withdrawal Amount; (ii) extend the date on which to liquidate the remaining trust account to February 28, 2010; and (iii) only permit withdrawals from the amounts remaining in the trust account to pay the expenses incurred in connection with the Framework Transactions, up to a maximum of $1 million, and upon consummation of the Framework Transactions or Global Brands’ liquidation.

Following the filing of the amendment to the Charter and the amendment to the trust account agreement, Global Brands will commence an offer to exchange all of its outstanding warrants (which currently expire on December 5, 2012) for new warrants with different terms, as described herein. If holders of at least 95% of Global Brands’ outstanding public warrants do not agree to exchange their warrants for new warrants, the Framework Transactions will not be consummated. If at least 95% of Global Brands’ outstanding public warrants agree to exchange their warrants for new warrants, then Global Brands will submit the Framework Transactions to the public stockholders at that time for their approval. If approved, the Framework Transactions and the warrant exchange would then be consummated.

As a condition to entering into the Framework Agreement, the parties agreed that, if approved by public stockholders, Global Brands would be permitted to remove up to $1 million from its trust account to pay for its expenses in connection with the Framework Transactions as Global Brands does not have sufficient funds to pay for such expenses. The amendment to the trust account agreement allowing Global Brands to withdraw up to an additional $1 million from its trust account to pay the expenses incurred in connection with the Framework Transactions will result in a decrease of the per-share conversion and liquidation prices by between approximately $0.03 per share (if no shares are converted in connection with the Conversion and Trust Agreement Amendment proposals) and approximately $0.05 per share (if the maximum number of shares are converted in connection with the Conversion and Trust Agreement Amendment proposals). If holders of public shares wish to be guaranteed the full liquidation value, before the removal of such funds, they have the ability to seek conversion of their shares in connection with the Conversion and Trust Agreement Amendment proposals and be paid the full amount and therefore their conversion proceeds will not be reduced. Such funds will not be used to reduce the indemnity obligations of the Global Brands Founders described elsewhere in this proxy statement.

Q.	What happens if the Extension Amendment, Conversion and Trust Agreement Amendment proposals are not approved?	A. Since Global Brands will not have sufficient time to submit for approval a suitable target business opportunity to the stockholders prior to December 6, 2009, if the Extension Amendment, Conversion and Trust Agreement Amendment proposals are not approved, Global Brands’ corporate existence will terminate on December 6, 2009, except for the purposes of winding up its affairs and liquidating, pursuant to Section 278 of the GCL. This has the same effect as if Global Brands’ board of directors and stockholders had formally voted to approve Global Brands’ dissolution pursuant to Section 275 of the GCL. Accordingly, limiting Global Brands’ corporate existence to a specified date as permitted by Section 102(b)(5) of the GCL removed the necessity to comply with the formal procedures set forth in Section 275 (which would have required Global Brands’ board of directors and stockholders to formally vote to approve Global Brands’

dissolution and liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State).

In connection with any liquidation, Global Brands will distribute to the holders of its public shares, in proportion to their respective amounts of public shares, an aggregate sum equal to the amount in the trust account, inclusive of any interest thereon, plus remaining net assets (subject to Global Brands’ obligations under Delaware law to provide for claims of creditors as described below). The Global Brands Founders have waived their rights to participate in any liquidation distribution with respect to their initial securities. As a consequence of such waivers, a liquidating distribution will be made only with respect to the public shares. There will be no distribution from the trust account with respect to Global Brands’ warrants, which will expire worthless. Global Brands will pay the costs of liquidation from its remaining assets outside of the trust account, which it believes are sufficient for such purposes. If such funds are insufficient, JLJ Partners has agreed to advance it the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and has agreed not to seek repayment of such expenses.

Q.	How do I change my vote?	A. If you have submitted a proxy to vote your shares and wish to change your vote, you may do so by delivering a later-dated, signed proxy card to Global Brands’ secretary prior to the date of the special meeting or by voting in person at the special meeting. Attendance at the special meeting alone will not change your vote. You also may revoke your proxy by sending a notice of revocation to Global Brands located at 11 West 42nd Street, 21st Floor, New York, New York 10036, Attn: Corporate Secretary.

Q.	What vote is required to approve the Extension Amendment, Conversion, Trust Agreement Amendment and Adjournment proposals?	A. The Extension Amendment and Conversion proposals will require the affirmative vote of the holders of a majority of Global Brands’ outstanding common stock on the record date. Because these proposals require the affirmative vote of a majority of the shares of common stock outstanding for approval, abstentions and shares not entitled to vote because of a broker non-vote will have the same effect as a vote against the proposals.

The approval of the Trust Agreement Amendment and adjournment proposals will require the affirmative vote of the holders of a majority of Global Brands’ outstanding common stock entitled to vote thereon. Abstentions are deemed entitled to vote on such proposals and, therefore, they have the same effect as a vote against the proposals. Broker non-votes are not deemed entitled to vote on such proposals and, therefore, they will have no effect on the vote on such proposals.

If your shares are held by your broker as your nominee (that is, in “street name”), you may need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non- discretionary” items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange applicable to member brokerage firms. These rules provide that for routine matters your broker has the discretion to vote shares held in street name in the absence of your voting instructions. On non- discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes. The Extension Amendment, Conversion and Trust Agreement Amendment proposals are considered non-discretionary items.

Q.	If my shares are held in “street name,” will my broker automatically vote them for me?	A. No. Your broker can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares. Your broker can tell you how to provide these instructions.

Q.	What is a quorum requirement?	A. A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares of common stock on the record date are represented by stockholders present at the meeting or by proxy.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the special meeting. Abstentions and broker non- votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the special meeting may adjourn the special meeting to another date.

Q.	Who can vote at the special meeting?	A. Only holders of record of Global Brands’ common stock at the close of business on November 18, 2009 are entitled to have their vote counted at the special meeting and any adjournments or postponements thereof. On this record date, 35,937,500 shares of common stock were outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name. If on November 18, 2009 your shares were registered directly in your name with Global Brands’ transfer agent, Continental Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the special meeting or vote by proxy. Whether or not you plan to attend the special meeting in person, we urge you to fill out and return the enclosed proxy card to ensure your shares are voted at the special meeting.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank. If on November 18, 2009 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the special meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the special meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the special meeting unless you request and obtain a valid proxy from your broker or other agent.

Q.	What interests do the Global Brands Founders have in the approval of the proposals?	A. The Global Brands Founders have interests in the proposals that may be different from, or in addition to, your interests as a stockholder. These interests include ownership of shares and warrants that may become exercisable in the future, the possibility of future compensatory arrangements and the possibility of participation in future financings. See the section entitled “The Extension Amendment, Conversion and Trust Agreement Amendment Proposals-Interests of the Global Brands Founders and Others.”

Q.	What if I object to the Extension Amendment, Conversion or Trust Agreement Amendment proposals? Do I have appraisal rights?	A. Global Brands stockholders do not have appraisal rights in connection with the Extension Amendment, Conversion or Trust Agreement Amendment proposals under the GCL.

Q.	What happens to the Global Brands warrants if the Extension Amendment, Conversion and Trust Agreement Amendment proposals are not approved?	A. If the Extension Amendment, Conversion and Trust Agreement Amendment proposals are not approved, Global Brands’ corporate existence will terminate on December 6, 2009, Global Brands will be required to liquidate the trust account on December 6, 2009 and your warrants will become worthless.

Q.	What happens to Global Brands warrants if the Extension Amendment, Conversion and Trust Agreement Amendment proposals are approved?	A. If the Extension Amendment is approved, Global Brands will continue its corporate existence until February 28, 2010, and will retain the blank check company restrictions previously applicable to it. Immediately after approval of the Extension Amendment, Conversion and Trust Agreement Amendment proposals, Global Brands will commence an offer to exchange all of its outstanding warrants for new warrants with different terms, as described herein. If holders of at least 95% of Global Brands’ outstanding public warrants do not agree to exchange their warrants for new warrants, the Framework Transactions will not be consummated. If at least 95% of Global Brands’ outstanding public warrants agree to exchange their warrants for new warrants, then Global Brands will submit the Framework Transactions to the public stockholders at that time for their approval. If approved, the Framework Transactions and the warrant exchange would then be consummated. It is Global Brands’ position that the warrants will become exercisable upon the consummation of the Framework Transactions following stockholder approval. For more information, see the section entitled “Background Information-Status of Outstanding Warrants Following the Special Meeting of Stockholders.”

Q.	What do I need to do now?	A. Global Brands urges you to read carefully and consider the information contained in this proxy statement, including the annexes, and to consider how the proposals will affect you as a Global Brands stockholder. You should then follow the instructions provided in this proxy statement and on the enclosed proxy card to submit a proxy to have your shares voted at the special meeting.

Q.	How do I vote?	A. If you are a holder of record of Global Brands common stock, you may vote in person at the special meeting or by submitting a proxy for the special meeting. Whether or not you plan to attend the special meeting in person, we urge you to have your shares voted at the special meeting by submitting a proxy. You may submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed postage paid envelope. You may still attend the special meeting and vote in person if you have already voted by proxy.

Q.	What should I do if I receive more than one set of voting materials?	A. You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards, if your shares are registered in more than one name or are registered in different accounts. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast a vote with respect to all of your Global Brands shares.

Q.	Who is paying for this proxy solicitation?	A. Global Brands will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and officers may also solicit proxies in person, by telephone or by other means of communication. These parties will not be paid any additional compensation for soliciting proxies. Global Brands may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

Q.	Who can help answer my questions?	A. If you have questions about the proposals or if you need additional copies of the proxy statement or the enclosed proxy card you should contact:

Mr. Jay Desai. Global Brands Acquisition Corp. 11 West 42nd Street, 21st Floor New York New York 10036 Tel: (212) 201-8118 Fax: (646) 354-4718

or

Morrow & Co., LLC 470 West Avenue Stamford, Connecticut Tel: (800) 662-5200

If you intend to seek conversion of your shares, you will need to deliver your stock (either physically or electronically) to Global Brands’ transfer agent prior to the vote at the meeting. If you have questions regarding the certification of your position or delivery of your stock, please contact:

Mr. Mark Zimkind Continental Stock Transfer & Trust Company 17 Battery Place New York, New York 10004 Tel: (212) 845-3287 Fax: (212) 616-7616

You may also obtain additional information about Global Brands from documents filed with the U.S. Securities and Exchange Commission (“SEC”) by following the instructions in the section entitled “Where You Can Find More Information.”

FORWARD-LOOKING STATEMENTS

Global Brands believes that some of the information in this proxy statement constitutes forward-looking statements. You can identify these statements by forward-looking words such as “may,” “expect,” “anticipate,” “contemplate,” “believe,” “estimate,” “intends,” and “continue” or similar words. You should read statements that contain these words carefully because they:

•	discuss future expectations;

•	contain projections of future results of operations or financial condition; or

•	state other “forward-looking” information.

Global Brands believes it is important to communicate its expectations to its stockholders. However, there may be events in the future that Global Brands is not able to predict accurately or over which Global Brands has no control. The cautionary language discussed in this proxy statement provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described by us in such forward-looking statements, including, among other things, claims by third parties against the trust account, unanticipated delays in the distribution of the funds from the trust account, securities laws claims made against Global Brands and Global Brands’ ability to finance and consummate acquisitions following the distribution of funds from the trust account. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement.

All forward-looking statements included herein attributable to Global Brands or any person acting on Global Brands’ behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable laws and regulations, Global Brands undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this proxy statement or to reflect the occurrence of unanticipated events.

SPECIAL MEETING OF GLOBAL BRANDS STOCKHOLDERS

General

Global Brands is furnishing this proxy statement to its stockholders as part of the solicitation of proxies by its board of directors for use at the special meeting of Global Brands stockholders to be held on December 4, 2009, and at any adjournment or postponement thereof. This proxy statement is first being furnished to Global Brands stockholders on or about November 23, 2009 in connection with the vote on the proposals described herein. This proxy statement provides you with information you need to know to be able to vote or instruct your vote to be cast at the special meeting.

Date, Time and Place

The special meeting of stockholders will be held on December 4, 2009, at 11:00 a.m. EST at the offices of Global Brands’ counsel, Graubard Miller, 405 Lexington Avenue, New York, New York 10174.

Purpose of the Global Brands Special meeting

At the special meeting of stockholders, Global Brands will ask holders of its common stock to consider and vote upon the following proposals:

•	a proposal to approve the Extension Amendment to extend the date on which Global Brands’ corporate existence terminates from December 6, 2009 to February 28, 2010;

•	a proposal to approve the Conversion;

•	separate proposals to approve the Trust Agreement Amendment; and

•	a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, the Extension Amendment, Conversion and Trust Agreement Amendment proposals have not been approved.

Each of the Extension Amendment, Conversion and Trust Agreement Amendment is contingent on the others. Accordingly, if any of the proposals to approve the Extension Amendment, Conversion or Trust Agreement Amendment is not approved, the other proposals will not be presented to stockholders for a vote.

Recommendation of Global Brands Board of Directors

Global Brands’ board of directors and audit committee:

•	has unanimously determined that each of the proposals is fair to and in the best interests of Global Brands and its stockholders;

•	has unanimously approved each of the proposals;

•	unanimously recommends that Global Brands’ common stockholders vote “FOR” the Extension Amendment proposal;

•	unanimously recommends that Global Brands’ common stockholders vote “FOR” the Conversion proposal;

•	unanimously recommends that Global Brands’ common stockholders vote “FOR” the Trust Agreement Amendment proposals; and

•	unanimously recommends that Global Brands’ common stockholders vote “FOR” the adjournment proposal.

Record Date; Who is Entitled to Vote

Global Brands has fixed the close of business on November 18, 2009, as the “record date” for determining Global Brands stockholders entitled to notice of and to attend and vote at its special meeting. As of the close of business on November 18, 2009, there were 35,937,500 shares of Global Brands’ common stock outstanding and entitled to vote. Each share of Global Brands’ common stock is entitled to one vote per share at the special meeting of stockholders.

The Global Brands Founders will vote in favor of all of the proposals being presented at the meeting.

Quorum

The presence, in person or by proxy, of a majority of all the outstanding shares of common stock entitled to vote constitutes a quorum at the special meeting of stockholders.

Abstentions and Broker Non-Votes

Proxies that are marked “abstain” and proxies relating to “street name” shares that are returned to Global Brands but marked by brokers as “not voted” will be treated as shares present for purposes of determining the presence of a quorum on all matters. The latter will not be treated as shares entitled to vote on the matter as to which authority to vote is withheld from the broker. If you do not give the broker voting instructions, under applicable self-regulatory organization rules, your broker may not vote your shares on “non-routine” proposals, such as the Extension Amendment, Conversion and Trust Agreement Amendment proposals.

Vote of Global Brands’ Stockholders Required

The Extension Amendment and Conversion proposals will require the affirmative vote of the holders of a majority of Global Brands’ outstanding common stock on the record date. Because these proposals require the affirmative vote of a majority of the shares of common stock outstanding for approval, abstentions and shares not entitled to vote because of a broker non-vote will have the same effect as a vote against the proposals.

The approval of the Trust Agreement Amendment and adjournment proposals will require the affirmative vote of the holders of a majority of Global Brands’ outstanding common stock entitled to vote thereon. Abstentions are deemed entitled to vote on such proposals and, therefore, they have the same effect as a vote against the proposals. Broker non-votes are not deemed entitled to vote on such proposals and, therefore, they will have no effect on the vote on such proposals.

Voting Your Shares

Each share of common stock of Global Brands that you own in your name entitles you to one vote at the special meeting of stockholders. Your proxy card shows the number of shares of Global Brands’ common stock that you own. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted.

There are three ways to vote your shares of Global Brands common stock at the special meeting:

•	You Can Submit a Proxy to Have Your Shares Voted at the Special Meeting By Signing and Returning the Enclosed Proxy Card. If you submit a proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted as recommended by Global Brands’ board “FOR” all of the proposals. Proxy cards received after a matter has been voted upon at the special meeting will not be counted.

•	You Can Attend the Special meeting and Vote in Person. Global Brands will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or another nominee, you must get a proxy from the broker, bank or other nominee. That is the only way Global Brands can be sure that the broker, bank or nominee has not already voted your shares.

•	You can submit a proxy electronically or by telephone if you hold your securities in “street name.” 100% of the public stockholders hold their securities through a broker or bank and therefore will have the option to authorize their proxies to vote their securities electronically through the Internet or by telephone. If you hold your securities through a broker, bank or other nominee, you should check your proxy card or voting instruction card forwarded by your broker, bank or other nominee who holds your securities for instructions on how to vote by these methods.

If you have any questions regarding how to vote or submit a proxy, please contact Morrow & Co., LLC, Global Brands’ proxy solicitor, at (800) 662-5200.

Revoking Your Proxy

If you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:

•	you may send another proxy card with a later date;

•	you may notify Global Brands by sending a revocation of proxy to its executive offices located at 11 West 42nd Street, 21st Floor, New York, New York 10036, Attn: Corporate Secretary, before the special meeting that you have revoked your proxy; or

•	you may attend the special meeting, revoke your proxy, and vote in person, as indicated above.

Who Can Answer Your Questions About Voting Your Shares

If you have any questions about how to vote or direct a vote in respect of your shares of Global Brands’ common stock, you may call Morrow & Co., LLC, Global Brands’ proxy solicitor, at (800) 662-5200, or Jay Desai, Global Brands’ vice president-mergers and acquisitions, at (212) 201-8118.

Proxy Solicitation Costs

Global Brands is soliciting proxies on behalf of its board of directors. All solicitation costs will be paid by Global Brands. This solicitation is being made by mail but also may be made by telephone or in person. Global Brands and its directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means, including email and facsimile.

Global Brands has hired Morrow & Co., LLC to assist in the proxy solicitation process. It will pay that firm a fee of $20,000 plus disbursements. Such payments will be made from funds held outside of the trust account. If the Framework Transactions are successfully closed, Global Brands will pay Morrow & Co., LLC an additional contingent fee of $20,000.

Global Brands will ask banks, brokers and other institutions, nominees and fiduciaries to forward its proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. Global Brands will reimburse them for their reasonable expenses.

BACKGROUND

Global Brands

Global Brands is a blank check company formed in July 2007 to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business. On December 12, 2007, Global Brands consummated its IPO of 28,750,000 units, including 3,750,000 units subject to the underwriters’ over-allotment option, with each unit consisting of one share of common stock and one warrant, each to purchase one share of common stock at an exercise price of $7.00 per share. Simultaneously with the consummation of the IPO, Global Brands consummated the private sale of 5,000,000 Sponsors’ Warrants at a price of $1.00 per Sponsors’ Warrant, generating total proceeds of $5,000,000, to JLJ Partners, an entity controlled by Joel J. Horowitz, Global Brands’ chief executive officer, treasurer and director, Lawrence S. Stroll, Global Brands’ chairman of the board, and John D. Idol, Global Brands’ president, secretary and director. The units from the IPO (including the 3,750,000 units pursuant to the over-allotment option) were sold at an offering price of $10.00 per unit, generating total gross proceeds of $287,500,000. After deducting the underwriting discounts and commissions and the offering expenses, the total net proceeds to Global Brands from the offering (including the proceeds from the 3,750,000 units pursuant to the over-allotment option and the private sale of sponsors’ warrants) were $286,390,858, of which $286,125,000 was deposited into a trust fund and the remaining proceeds became available to be used to provide for business, legal and accounting due diligence on prospective business combinations and other continuing general and administrative expenses. Since the IPO, Global Brands also had an aggregate of up to $2,875,000 of interest earned on the proceeds in the trust fund that is available to it to fund its working capital requirements (provided that there were sufficient funds available to it to pay its tax obligations then due at that time), as well as any amounts necessary to pay its tax obligations. Through November 18, 2009, Global Brands had used all of the net proceeds that were not deposited into the trust fund to pay general and administrative expenses, and had drawn interest income in the amount of approximately $2,600,000 and $2,500,000 for its working capital and tax obligations, respectively. Global Brands does not currently have any funds available to it outside of the trust account. The net proceeds deposited into the trust fund remain on deposit in the trust fund earning interest. As of November 18, 2009, the trust fund held approximately $286,100,000.

Business Combination Activity

Since the completion of its IPO, Global Brands has been dealing with many of the practical difficulties associated with the identification of a business combination target, negotiating business terms with potential targets and conducting related due diligence. Following the IPO, Global Brands began a wide international search for a suitable operating business and/or asset to acquire. Global Brands created and implemented a process involving three major components: (i) several national and regional investment banking firms, including Citigroup, Morgan Stanley, Merrill Lynch, JPMorgan Securities Inc., Financo, Deutsche Bank, Goldman, Sachs & Co., Credit Suisse, Lazard, Rothschild and Stifel, Nicolaus & Company, among others, were solicited and informed of Global Brands’ objectives and asked to recommend and introduce prospective business combination targets; (ii) Global Brands engaged in direct contact with private equity firms, inquiring about their portfolio companies; and (iii) Global Brands utilized its board of directors and officers’ affiliations with other investment platforms as well as accounting and legal firms as means of introduction and subsequent direct contact with potential acquisition targets for a business combination. Additionally, Global Brands worked with several private equity firms to evaluate joint-acquisitions, whereby the private equity firm would commit to make an investment into Global Brands to assure that the transaction would be approved. Through this process, Global Brands studied over 150 potential target companies. Primarily as a result of the difficult and deteriorating economic climate since its IPO, Global Brands has not been able to identify a suitable target business to present to its stockholders.

The Framework Transactions

On November 9, 2009, Global Brands entered into an arrangement with the Gerrity Group pursuant to which Global Brands will seek to consummate the Framework Transactions in which Global Brands will continue its business as a corporation that will elect to qualify to be taxed as a REIT. The Framework Transactions with the Gerrity Group do not provide for Global Brands to acquire any business — instead, it provides that Global Brands will continue its corporate existence and simply commence operations as a REIT following consummation of the transactions.

The Gerrity Group is a real estate company specializing in retail properties. Gerrity Group’s management team, led by William Gerrity, has experience in all aspects of the underwriting, acquisition, management, leasing and operation of retail real estate. The firm has a history of retail real estate investing on the West Coast and operating successfully in diverse markets globally. Gerrity Group’s management team has two decades of experience focusing on retail real estate investments and over its history has partnered with a wide range of institutional investors.

Upon completion of the Framework Transactions, Global Brands will be a blind-pool REIT and intends to invest in, acquire, own, lease, reposition and manage a diverse portfolio of necessity-based retail properties, including, primarily, well located community and neighborhood shopping centers, anchored by national or regional supermarkets and drugstores. After consummation of the Framework Transactions, the directors of Global Brands will be William Gerrity, Matthew Ostrower, William C. Hosler, Michael Foster, Richard Green, Joel Horowitz and John Muse with William Gerrity serving as chief executive officer and president and Matthew Ostrower serving as chief investment officer. For more information on the terms of the Framework Transactions, you should review the materials filed by Global Brands with the SEC by following the instructions in the section entitled “Where You Can Find More Information.”

Prior to Global Brands’ IPO, the Global Brands Founders acquired 7,187,500 units of Global Brands (“Founders’ Units”), representing 7,187,500 shares of common stock of Global Brands (“Founders’ Shares”) and 7,187,500 warrants to purchase shares of common stock of Global Brands (“Founders’ Warrants”). Such securities were placed in escrow pursuant to an escrow agreement with Continental Stock Transfer & Trust Company upon consummation of the IPO. In connection with the Framework Transactions, the Global Brands Founders have agreed to cancel an aggregate of 7,118,056 Founders’ Shares and 6,368,056 Founders’ Warrants upon consummation of such transactions. The remaining 69,444 Founders’ Shares and 819,444 Founders’ Warrants (which will be exchanged for warrants with new terms upon consummation of the warrant exchange as described below) will be held in escrow and will not be released until 180 days after consummation of the Framework Transactions.

If the Extension Amendment, Conversion and Trust Agreement Amendment proposals are approved and effectuated, Global Brands will then commence an offer to exchange all of its outstanding warrants for new warrants with different terms. The new warrants to be offered in the warrant exchange will have an exercise price of $12.00 per share and will expire five years from the consummation of the Framework Transactions, unless earlier redeemed if Global Brands’ stock price is at least $18.75 for any 20 trading days within a 30-trading day period. The Founders’ Warrants and the warrants purchased by certain of the Global Brands Founders simultaneously with the consummation of the IPO will be exchanged for new warrants with the same terms as described above but such warrants will not be redeemable by Global Brands unless the stock price is at least $22.00 for any 20 trading days within a 30-trading day period.

If holders of at least 95% of Global Brands’ outstanding public warrants do not agree to exchange their warrants for new warrants, the Framework Transactions will not be consummated. If at least 95% of Global Brands’ outstanding public warrants (which currently expire on December 5, 2012) agree to exchange their warrants for new warrants, then Global Brands will submit the Framework Transactions to the public stockholders at that time for their approval. If approved, the Framework Transactions and the warrant exchange would then be consummated.

If the Framework Transactions are consummated, the remaining funds in Global Brands’ trust account will be released to pay any additional converting stockholders, transaction fees and expenses, deferred underwriting discounts and commissions, as well as to pay any tax liabilities and reimbursement of expenses of the Global Brands Founders if either are incurred prior to the closing of the Framework Transactions. The balance of the funds will be released to invest in real estate assets in accordance with Global Brands’ proposed business plan and for working capital and general corporate purposes. Consummation of the Framework Transactions is conditioned on, among other things, there being available to Global Brands, after giving effect to all conversions and other share purchases, but prior to payment of transaction expenses, no less than $200 million.

THE EXTENSION AMENDMENT, CONVERSION AND TRUST AGREEMENT AMENDMENT PROPOSALS

The Extension Amendment, Conversion and Trust Agreement Amendment Proposals

Pursuant to the Extension Amendment, Global Brands is proposing to amend its Charter to extend that date on which Global Brands’ corporate existence terminates from December 6, 2009 to February 28, 2010. Pursuant to the Conversion proposal, each holder of public shares is being given the chance to elect to convert their public shares into their pro rata portion of the funds held in the trust account. Pursuant to the Trust Agreement Amendment proposals, Global Brands is proposing to amend the trust account agreement to (i) permit the removal from the trust account of the Withdrawal Amount and deliver to the holders of such converting public shares their pro rata portion of the Withdrawal Amount; (ii) extend the date on which to liquidate the remaining trust account to February 28, 2010; and (iii) only permit withdrawals from the amounts remaining in the trust account to pay the expenses incurred in connection with the Framework Transactions, up to a maximum of $1 million, and upon consummation of the Framework Transactions or Global Brands’ liquidation. All holders of Global Brands’ public shares who vote in favor of the Conversion and Trust Agreement Amendment, whether they vote for or against the Extension Amendment, are entitled to convert all or a portion of their public shares into their pro rata portion of the trust account, provided that the Extension Amendment is approved and receive the per-share conversion price (anticipated to be approximately $9.95, which is the same as the anticipated per-share liquidation price if the Extension Amendment, Conversion and Trust Agreement Amendment proposals are not approved). Voting in favor of the Conversion and Trust Agreement Amendment does not require you to convert your public shares. You must, however, vote in favor of the Conversion and Trust Agreement Amendment in order to convert your public shares.

The Extension Amendment, Conversion and Trust Agreement Amendment proposals are essential to the overall implementation of the board of directors’ plan to continue Global Brands’ corporate existence until February 28, 2010 to allow Global Brands more time to complete the Framework Transactions. Each of the Extension Amendment, Conversion and Trust Agreement Amendment is contingent on the others. Accordingly, if any of the proposals to approve the Extension Amendment, Conversion or Trust Agreement Amendment is not approved, Global Brands will liquidate.

The Extension Amendment, Conversion and Trust Agreement Amendment proposals will not be effectuated if holders of more than 8,650,000 public shares seek conversion of their shares.

If the Extension Amendment, Conversion and Trust Agreement Amendment proposals are not approved by the stockholders, Global Brands’ corporate existence will terminate on December 6, 2009 without Global Brands’ consummation of the Framework Transactions.

The board of directors believes that decisions regarding Global Brands’ future, such as whether to continue its existence or have its existence terminate, should be determined by Global Brands’ current stockholders and they should not be bound by the restrictions implemented by the stockholders at the time of the IPO. The current stockholders should not be prohibited from amending the Charter to allow Global Brands to continue its existence, especially since all holders of public shares are being offered the opportunity to convert their public shares and receive their pro rata portion of the trust account in connection with the approval of the proposals which will occur close in time to December 6, 2009 as contemplated in the IPO prospectus. Additionally, given Global Brands’ expenditure of time, effort and money on several possible business combinations, circumstances warrant providing those who believe they might find the Framework Transactions to be an attractive investment the opportunity to approve such transactions.

A copy of the proposed amendments to the Charter of Global Brands is attached to this proxy statement as Annex A.

Reasons for the Proposals

Since the completion of its IPO, Global Brands has been dealing with many of the practical difficulties associated with the identification of a business combination target, negotiating business terms with potential targets and conducting related due diligence. Following the IPO, Global Brands began a wide international search for a suitable operating business and/or asset to acquire. Global Brands created and implemented a process involving three major components: (i) several national and regional investment banking firms, including Citigroup, Morgan Stanley, Merrill Lynch, JPMorgan Securities Inc., Financo, Deutsche Bank, Goldman, Sachs & Co., Credit Suisse, Lazard, Rothschild and Stifel, Nicolaus & Company, among others, were solicited and informed of Global Brands’ objectives and asked to recommend and introduce prospective business combination targets; (ii) Global Brands engaged in direct contact with private equity firms, inquiring about their portfolio companies; and (iii) Global Brands utilized its board of directors’ and officers’ affiliations with other investment platforms as well as accounting and legal firms as means of introduction and subsequent direct contact with potential acquisition targets for a business combination. Additionally, Global Brands worked with several private equity firms to evaluate joint-acquisitions, whereby the private equity firm would commit to make an investment into Global Brands to assure that the transaction would be approved. Through this process, Global Brands studied over 150 potential target companies. Primarily as a result of the difficult and deteriorating economic climate since its IPO, Global Brands has been unable to identify a suitable target business to present to its stockholders. As indicated above, on November 9, 2009, Global Brands entered into an arrangement with the Gerrity Group pursuant to which Global Brands will seek to consummate the Framework Transactions in order to continue its business as a corporation that will elect to qualify to be taxed as a REIT.

As stated above in “Why is Global Brands proposing the Extension Amendment, Conversion and Trust Agreement Amendment proposals?”, Global Brands believes the Framework Transactions are in the best interests of its stockholders, and because Global Brands will not be able to conclude such transactions by December 6, 2009, Global Brands has determined to seek stockholder approval to extend Global Brands’ corporate existence from December 6, 2009 until February 28, 2010 to allow Global Brands the opportunity to complete such transactions. If the Extension Amendment, Conversion and Trust Agreement Amendment proposals are approved and holders of less than 8,650,000 public shares seek conversion, Global Brands will (a) file an amendment to its Charter allowing it to have until February 28, 2010 to consummate the Framework Transactions and (b) amend the trust account agreement to (i) permit the removal from the trust account of the Withdrawal Amount and deliver to the holders of such converting public shares their pro rata portion of the Withdrawal Amount; (ii) extend the date on which to liquidate the remaining trust account to February 28, 2010; and (iii) only permit withdrawals from the amounts remaining in the trust account to pay the expenses incurred in connection with the Framework Transactions, up to a maximum of $1 million, and upon consummation of the Framework Transactions or Global Brands’ liquidation.

Following the filing of the amendment to the Charter and the amendment to the trust account agreement, Global Brands will commence an offer to exchange all of its outstanding warrants for new warrants with different terms, as described herein. If holders of at least 95% of Global Brands’ outstanding public warrants do not agree to exchange their warrants for new warrants, the Framework Transactions will not be consummated. If at least 95% of Global Brands’ outstanding public warrants agree to exchange their warrants for new warrants, then Global Brands will submit the Framework Transactions to the public stockholders at that time for their approval. If approved, the Framework Transactions and the warrant exchange would then be consummated.

Global Brands’ Charter purports to prohibit amendment to certain of its provisions, including any amendment that would extend its corporate existence beyond December 6, 2009, except in connection with,

and effective upon consummation of, a business combination. Global Brands’ IPO prospectus did not suggest in any way that this provision, or the Charter’s other business combination procedures, were subject to change. Global Brands believes that these provisions were included to protect Global Brands stockholders from having to sustain their investments for an unreasonably long period, if Global Brands failed to find a suitable business combination in the timeframe contemplated, and the application of those investments without the stockholder review customarily provided for them. Global Brands also believes, however, that given Global Brands’ expenditure of time, effort and money on several possible business combinations, circumstances warrant providing those who believe they might find the Framework Transactions to be an attractive investment opportunity, inasmuch as Global Brands is also affording stockholders who wish to convert their public shares as originally contemplated, the opportunity to do so as well.

Global Brands has received an opinion from special Delaware counsel, Richards, Layton, concerning the validity of the Extension Amendment. Global Brands did not request Richards, Layton to opine on whether the provisions currently contained in the Charter prohibiting amendments to certain provisions thereof prior to consummation of a business combination was valid when adopted. Richards, Layton concluded in its opinion, based upon the analysis set forth therein and its examination of Delaware law, and subject to the assumptions, qualifications, limitations and exceptions set forth in its opinion, that “the amendments to Articles Sixth and Seventh of the Certificate of Incorporation ..., if duly adopted by the Board of Directors of [Global Brands] (by vote of the majority of the directors present at a meeting at which a quorum is present or, alternatively, by unanimous written consent) and duly approved by the holders of a majority of the outstanding stock of [Global Brands] entitled to vote thereon, all in accordance with Section 242(b) of the [GCL], would be valid and effective when filed with the Secretary of State in accordance with Sections 103 and 242 of the [GCL].” A copy of Richards, Layton’s opinion is included as Annex B to this proxy statement, and stockholders are urged to review it in its entirety.

If the Extension Amendment, Conversion and Trust Agreement Amendment Proposals Are Not Approved

If the Extension Amendment, Conversion and Trust Agreement Amendment proposals are not approved by December 6, 2009, Global Brands’ corporate existence will terminate except for the purposes of winding up its affairs and liquidating, pursuant to Section 278 of the GCL. This has the same effect as if its board of directors and stockholders had formally voted to approve its dissolution pursuant to Section 275 of the GCL. Accordingly, limiting its corporate existence to a specified date as permitted by Section 102(b)(5) of the GCL removed the necessity to comply with the formal procedures set forth in Section 275 of the GCL (which would have required its board of directors and stockholders to formally vote to approve its dissolution and liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State).

In connection with its liquidation, Global Brands will distribute to the holders of its public shares, in proportion to their respective amounts of public shares, an aggregate sum equal to the amount in the trust account, inclusive of any undistributed interest thereon, plus remaining net assets (subject to Global Brands’ obligations under Delaware law to provide for claims of creditors as described below). The Global Brands Founders have waived their rights to participate in any liquidation distribution with respect to their initial shares. As a consequence of such waivers, a liquidating distribution will be made only with respect to the public shares. There will be no distribution from the trust account with respect to Global Brands’ warrants, which will expire worthless.

If Global Brands liquidates, Joel J. Horowitz, Lawrence S. Stroll and John D. Idol have agreed that they will be personally liable to pay debts and obligations to third parties or target businesses that are owed money by Global Brands for services rendered or contracted for or products sold to Global Brands in excess of the net proceeds of the IPO not held in the trust account but only if, and to the extent, that the claims would otherwise reduce the amount in the trust account payable to its public stockholders in the event of a liquidation, and only if such a third party or prospective target business does not execute a valid and enforceable waiver. There is no assurance, however, that they will be able to satisfy those obligations. Based on the cash available to Global Brands outside of its trust account for working capital and Global Brands’ outstanding expenses owed to all creditors (both those that have signed trust fund waivers and those that have not), it is not anticipated that Messrs. Horowitz, Stroll and Idol will have any indemnification obligations.

Accordingly, regardless of whether an indemnification obligation exists, the per share liquidation price for the public shares is anticipated to be approximately $9.95. Nevertheless, Global Brands cannot assure you that the per share distribution from the trust account, if Global Brands liquidates, will not be less than $9.95, plus interest, due to unforeseen claims of creditors.

Under the GCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the GCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, if the Extension Amendment is not approved, it is Global Brands’ intention to make liquidating distributions to its stockholders as soon as reasonably possible after December 6, 2009 and, therefore, Global Brands does not intend to comply with those procedures. As such, Global Brands’ stockholders could potentially be liable for any claims to the extent of distributions received by them and any liability of Global Brands’ stockholders may extend well beyond the third anniversary of such date. Because Global Brands will not be complying with Section 280, Section 281(b) of the GCL requires Global Brands to adopt a plan that will provide for payment, based on facts known to it at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against it within the subsequent 10 years. Accordingly, Global Brands would be required to provide for any claims of creditors known to it at that time or those that it believes could be potentially brought against it within the subsequent 10 years prior to it distributing the funds in the trust account to its public stockholders. Global Brands cannot make any assurance as to when such plan will be completed and when liquidation distributions will be made. As a result, liquidation distributions could take 60 days or more to be completed.

Because Global Brands is a blank check company, rather than an operating company, and its operations have been limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from potential target businesses, many of whom have given Global Brands agreements waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, or Global Brands’ vendors (such as accountants, lawyers, investment bankers, etc.). As a result, the claims that could be made against Global Brands are significantly limited and the likelihood that any claim that would result in any liability extending to the trust account is remote. Nevertheless, such waiver agreements may not be enforceable. Accordingly, Global Brands cannot assure you that third parties will not seek to recover from Global Brands’ stockholders amounts owed to them by Global Brands.

If there are no funds remaining to pay the costs associated with the implementation and completion of the liquidation and distribution, JLJ Partners has agreed to advance Global Brands the funds necessary to pay such costs and complete such liquidation (currently anticipated to be no more than approximately $15,000) and not to seek repayment for such expenses.

If the Extension Amendment, Conversion and Trust Agreement Amendment Proposals are Approved

If the Extension Amendment, Conversion and Trust Agreement Amendment proposals are approved and holders of less than 8,650,000 public shares seek conversion, Global Brands will file an amendment to its Charter with the Secretary of State of the State of Delaware in the form of Annex A hereto allowing it to have until February 28, 2010 to consummate the Framework Transactions. Global Brands will remain a reporting company under the Securities Exchange Act of 1934 and its units, common stock and warrants will remain publicly traded. Global Brands will also amend the trust account agreement to (i) permit the removal from the trust account of the Withdrawal Amount and deliver to the holders of such converting public shares their pro rata portion of the Withdrawal Amount; (ii) extend the date on which to liquidate the remaining trust account to February 28, 2010; and (iii) only permit withdrawals from the amounts remaining in the trust account to pay the expenses incurred in connection with the Framework Transactions, up to a maximum of $1 million, and upon consummation of the Framework Transactions or Global Brands’ liquidation. All amendments to the trust account agreement require the consent of Citigroup. Citigroup has consented to the Trust Agreement Amendment provided that public stockholders approve the Extension Amendment and Conversion proposals. As described in the section entitled “The Extension Amendment, Conversion and Trust Agreement Amendment Proposals — Interests of Global Brands Founders and Others,” Citigroup will be entitled to receive a portion of its deferred underwriting discounts and commissions upon consummation of the Framework Transactions. Notwithstanding the foregoing, Citigroup agreed to consent to the Trust Agreement Amendment for this special meeting because such amendment provides a mechanism to allow public stockholders the right to receive a pro rata portion of the trust account by December 6, 2009 (in accordance with the Charter and IPO prospectus) while allowing those holders that wish to remain a stockholder of Global Brands in connection with the proposed transaction with the Gerrity Group to do so. Citigroup has indicated that it has no intention of consenting to any other amendment to the trust account agreement, as the factors motivating its present willingness to consent to the amendment will no longer be present once the Trust Agreement Amendment has been approved. Accordingly, even if Global Brands sought to disregard its commitment to adhere to the strict requirements of the Trust Agreement Amendment (as it is currently doing with its prior commitment to not take any action to amend or waive Articles Sixth and Seventh of the Charter), which it does not currently intend to do for any reason, the requirement to obtain the consent of Citigroup, which it has indicated it will not provide, makes a further amendment virtually impossible.

Following the filing of the amendment to the Charter and the amendment to the trust account agreement,
Global Brands will commence an offer to exchange all of its outstanding warrants for new warrants with different terms, as described herein. If holders of at least 95% of Global Brands’ outstanding public warrants do not agree to exchange their warrants for new warrants, the Framework Transactions will not be consummated. If at least 95% of Global Brands’ outstanding public warrants agree to exchange their warrants for new warrants, then Global Brands will submit the Framework Transactions to the public stockholders at that time for their approval. If approved, the Framework Transactions and the warrant exchange would then be consummated. Global Brands will have until February 28, 2010 to complete the Framework Transactions.

As a condition to entering into the Framework Agreement, the parties agreed that, if approved by public stockholders, Global Brands would be permitted to remove up to $1 million from its trust account to pay for its expenses in connection with the Framework Transactions as Global Brands does not have sufficient funds to pay for such expenses. The amendment to the trust account agreement allowing Global Brands to withdraw up to an additional $1 million from its trust account to pay the expenses incurred in connection with the Framework Transactions will result in a decrease of the per-share conversion and liquidation prices by between approximately $0.03 per share (if no shares are converted in connection with the Conversion and Trust Account Agreement proposals) and approximately $0.05 per share (if the maximum number of shares are converted in connection with the Conversion and Trust Agreement Amendment). If holders of public shares wish to be guaranteed the full liquidation value, before the removal of such funds, they have the ability to seek conversion of their shares in connection with the Extension Amendment and be paid the full amount and therefore their conversion proceeds will not be reduced. Such funds will not be used to reduce the indemnity obligations of the Global Brands Founders described elsewhere in this proxy statement.

You are not being asked to consider and vote on the Framework Transactions at this time. If you are a public stockholder, the Extension Amendment, Conversion and Trust Agreement Amendment proposals are approved, you do not seek conversion of your public shares in connection therewith, the warrant exchange offer is accepted by at least 95% of the outstanding public warrants and you do not subsequently sell your shares prior to the record date for the special meeting to be held in connection with the Framework Transactions, then you will have the right to vote on the Framework Transactions if and when it is submitted to stockholders. Consummation of the Framework Transactions is conditioned on, among other things, there being available to Global Brands, after giving effect to all conversions and other share purchases, but prior to payment of transaction expenses, no less than $200 million. Accordingly, if an aggregate of more than 8,650,000 public shares (representing approximately 30.1% of the public shares, or 25,001, or approximately 0.1%, more public shares than could be converted pursuant to the Charter and IPO prospectus) seek conversion in connection with either this meeting or the subsequent meeting to approve the Framework Transactions, Global Brands will not be able to consummate the Framework Transactions and will be forced to liquidate.

Possible claims against and Impairment of the Trust Account

The Extension Amendment, Conversion and Trust Agreement Amendment proposals will not be effectuated if holders of more than 8,650,000 public shares seek conversion of their shares. If the Extension Amendment, Conversion and Trust Agreement Amendment proposals are not approved by December 6, 2009, Global Brands’ corporate existence will terminate except for the purposes of winding up its affairs and liquidating, pursuant to Section 278 of the GCL. If the Extension Amendment, Conversion and Trust Agreement Amendment proposals are approved and holders of less than 8,650,000 public shares seek conversion, Global Brands will (a) file an amendment to its Charter allowing it to have until February 28, 2010 to consummate the Framework Transactions and (b) amend the trust account agreement to (i) permit the removal from the trust account of the Withdrawal Amount and (ii) deliver to the holders of such converting public shares their pro rata portion of the Withdrawal Amount. The remaining amount in trust will only be released (except to pay certain expenses as described herein) upon the consummation of the Framework Transactions or Global Brands’ liquidation.

Since the Extension Amendment, Conversion and Trust Agreement Amendment proposals will not be effectuated if holders of more than 8,650,000 public shares seek conversion of their shares, it is anticipated that Global Brands will have at least approximately $200 million, prior to payment of transaction expenses, remaining in the trust account after this initial special meeting. However, you should be aware that because Global Brands’ IPO prospectus stated that Global Brands would not take any action allowing it to survive for a longer period of time except in connection with, and effective upon, the consummation of a business combination, would not consummate a business combination if holders of more than 30% of the public shares (or more than 8,624,999 public shares) sought conversion of such shares (which is 25,001, or 0.01%, less than the maximum aggregate number of public shares that may seek conversion with respect to the Framework Transactions) and would require stockholders to deliver their certificates prior to the vote in connection with any proposed business combination only if it gave stockholders at least two weeks between the mailing of the proxy solicitation materials and the meeting date (which is four days less than Global Brands is currently providing in connection with the Conversion and Trust Agreement Amendment proposals), each as required by its certificate of incorporation, you may have securities law claims against Global Brands for rescission (under which a successful claimant has the right to receive the total amount paid for his or her securities pursuant to an allegedly deficient prospectus, plus interest and less any income earned on the securities, in exchange for surrender of the securities) or damages (compensation for loss on an investment caused by alleged material misrepresentations or omissions in the sale of a security). Such claims may entitle stockholders asserting them to as much as $10.00 or more per share, based on the initial offering price of the IPO units comprised of stock and warrants, less any amount received from sale of the original warrants, plus interest from the date of Global Brands’ IPO (which, in the case of holders of public shares, may be more than the pro rata share of the trust account to which they are entitled on conversion or liquidation).

In general, a person who purchased shares pursuant to a defective prospectus or other representation must make a claim for rescission within the applicable statute of limitations period, which, for claims made under Section 12 of the Securities Act and some state statutes, is one year from the time the claimant discovered or reasonably should have discovered the facts giving rise to the claim, but not more than three years from the occurrence of the event giving rise to the claim. A successful claimant for damages under federal or state law could be awarded an amount to compensate for the decrease in value of his or her shares caused by the alleged violation (including, possibly, punitive damages), together with interest, while retaining the shares. Claims under the anti-fraud provisions of the federal securities laws must generally be brought within two years of discovery, but not more than five years after occurrence. Rescission and damages claims would not necessarily be finally adjudicated by the time the Framework Transactions may be completed, and such claims would not be extinguished by consummation of that transaction.

Even if you do not pursue such claims, others, who may include all holders of public shares, may. Global Brands cannot predict whether Global Brands stockholders will bring such claims, how many might bring them or the extent to which they might be successful.

Depletion of the trust account as a result of claims being made against it as described above could have the consequence of holders of public shares not receiving the same amount in the distribution to them of the pro rata portion of the trust account if no such claims had been made.

Assuming Global Brands’ trust account is not depleted by liabilities for securities law claims or other expenses, Global Brands estimates that all public stockholders would receive as of February 28, 2010, upon liquidation, approximately $9.95 per share (not taking into account any of the $1 million that Global Brands will have the ability to withdraw from the trust account to pay the expenses incurred in connection with the Framework Transactions). This per share amount may be less than the possible per-share amount of a successful rescission claim, which could be up to approximately $10.00, based on the initial offering price of the IPO units comprised of stock and warrants, less any amount received from sale of the originally-attached warrants, plus interest from the date of the IPO. A rescission award may also bear interest at a higher rate than that earned on trust account funds. Public stockholders would also incur costs in prosecuting such claims, which would reduce the per-share amount they realize.

Global Brands has attempted to structure the Extension Amendment, Conversion and Trust Agreement Amendment proposals to preserve the investment proposition set forth in the IPO prospectus for public stockholders by giving them their right to convert on the date of the stockholder meeting, which is scheduled for December 4, 2009 and receive their pro rata portion of the trust account shortly thereafter. This is designed to limit the potential damages, but it is impossible to predict how courts would rule in such a case. A further deterrent to the bringing of a rescission claim is the significant costs that stockholders would incur in prosecuting those claims.

Interests of the Global Brands Founders and Others

In considering the recommendation of the board of directors of Global Brands to vote for approval of the proposals, you should be aware that the Global Brands Founders have agreements or arrangements that provide them with interests that differ from, or are in addition to, those of Global Brands stockholders generally. In particular:

•	If the Extension Amendment is not approved by December 6, 2009, Global Brands’ Charter provides that it will automatically be liquidated. In such event, the Founders’ Units issued to the Global Brands Founders before the IPO for an aggregate purchase price of $25,000 would be worthless because the Global Brands Founders are not entitled to receive any of the liquidation proceeds with respect to such securities. The Founders’ Warrants included in such Founders’ Units are identical to the public warrants except that they will become exercisable after the business combination only if and when the last sales price of Global Brands’ common stock exceeds $14.25 per share for any 20 trading days within any 30-trading day period beginning 90 days after the consummation of a business combination and the warrants will be exercisable on a cashless basis and will not be redeemable by Global Brands, in each case, as long as they are held by the Global Brands Founders or their permitted transferees. Such units had an aggregate market value of $75,396,875 based upon the units’ closing bid price of $10.49 on the NYSE Amex on November 18, 2009, the record date for the Global Brands special meeting. If the Framework Transactions are consummated, the Global Brands Founders have agreed that certain of their Founders’ Shares and Founders’ Warrants will be cancelled.

•	The Global Brands Founders also purchased 5,000,000 warrants, for an aggregate purchase price of $5,000,000 (or $1.00 per warrant), pursuant to agreements with Global Brands and Citigroup that were entered into in connection with Global Brands’ IPO. These purchases took place on a private placement basis simultaneously with the consummation of Global Brands’ IPO. All of the proceeds Global Brands received from these purchases were placed in Global Brands’ trust account. The warrants are identical to the Global Brands warrants except that (i) the warrants will not be transferable or salable by holders (except in certain limited circumstances such as to relatives and trusts for estate planning purposes, provided the transferee agrees to be bound by the transfer restrictions) until Global Brands completes a business combination, (ii) they will be exercisable on a cashless basis and (iii) if Global Brands calls the warrants for redemption, the warrants will not be redeemable so long as such warrants are held by the initial holders or their affiliates, including any permitted transferees. All of the warrants will become worthless if the Extension Amendment is not approved and Global Brands is liquidated (as will the public warrants). Such warrants had an aggregate market value of $2,500,000, based on the warrants’ closing bid price of $0.50 on the NYSE Amex on November 18, 2009, the record date for the Global Brands special meeting.

•	If Global Brands liquidates prior to the consummation of a business combination, Joel J. Horowitz, Lawrence S. Stroll and John D. Idol, respectively Global Brands’ chief executive officer, chairman, and president, will be personally liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by Global Brands for services rendered or contracted for or products sold to Global Brands. However, the indemnification agreement entered into by each of Messrs. Horowitz, Stroll and Idol specifically provides for two exceptions to the personal indemnity each has given thereunder: Messrs. Horowitz, Stroll and Idol will have no personal liability (1) as to any claimed amounts owed to a target business or vendor or other entity who has executed a valid and enforceable agreement with Global Brands waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, or (2) as to any claims under Global Brands’ indemnity with the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act. Although Global Brands has obtained waiver agreements from certain vendors and service providers it has engaged and owes money to, and from the prospective target businesses it has negotiated with, whereby such parties have waived any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, there is no guarantee that they will not seek recourse against the trust account notwithstanding such agreements or that other vendors who did not execute such waivers (representing approximately $120,000 for liabilities owed by Global Brands) will not seek recourse against the trust account. However, based on Global Brands’ available resources outside of the trust account, it is not anticipated that Messrs. Horowitz, Stroll and Idol will have any exposure under this arrangement.

•	If Global Brands is required to be liquidated and there are no funds remaining to pay the costs associated with the implementation and completion of such liquidation, JLJ Partners has agreed to advance Global Brands the funds necessary to pay such costs and complete such liquidation (currently anticipated to be no more than approximately $15,000) and not to seek repayment for such expenses.

Under the terms of the underwriting agreement executed in connection with Global Brands’ IPO, Global Brands would be required to pay the underwriters approximately $14.4 million of deferred underwriting discounts and commissions upon consummation of an “initial business combination” (as defined therein). In connection with the Framework Transactions, the underwriters in the IPO have agreed to a reduction of the amount of deferred underwriting discounts and commissions they will be entitled to receive if such transactions are completed to an aggregate of no less than $3.25 million (assuming the $200 million condition is met) payable upon consummation of the transactions contemplated by the Framework Agreement. If the Framework Transactions are not consummated and Global Brands is required to be liquidated, the underwriters will not receive any of such funds and such funds will be returned to Global Brands’ remaining public stockholders upon its liquidation.

The Board’s Recommendation

After careful consideration of all relevant factors, Global Brands’ board of directors and audit committee determined that the Extension Amendment, Conversion and Trust Agreement Amendment are fair to and in the best interests of Global Brands and its stockholders. Accordingly, Global Brands’ board of directors and audit committee unanimously approved the Extension Amendment, Conversion and Trust Agreement Amendment proposals.

The Board of Directors and audit committee recommend that you vote “FOR” the Extension Amendment, Conversion and Trust Agreement Amendment proposals. The Board of Directors and audit committee express no opinion as to whether you should convert your public shares.

THE ADJOURNMENT PROPOSAL

The adjournment proposal, if adopted, will allow Global Brands’ board of directors to adjourn the special meeting of stockholders to a later date or dates to permit further solicitation of proxies in the event, based on the tabulated votes, there are not sufficient votes at the time of the special meeting to approve the Extension Amendment, Conversion and Trust Agreement Amendment proposals. In no event will Global Brands adjourn the special meeting beyond the date by which it may properly do so under its Charter and Delaware law.

In addition to an adjournment of the special meeting upon approval of an adjournment proposal, the board of directors of Global Brands is empowered under Delaware law to postpone the meeting at any time prior to the meeting being called to order. In such event, Global Brands will issue a press release and take such other steps as it believes are necessary and practical in the circumstances to inform its stockholders of the postponement.

Consequences if the Adjournment Proposal is Not Approved

If the adjournment proposal is not approved by the stockholders, Global Brands’ board of directors may not be able to adjourn the special meeting to a later date in the event, based on the tabulated votes, there are not sufficient votes at the time of the special meeting to approve the Extension Amendment, Conversion and Trust Agreement Amendment proposals. In such event, Global Brands would be required to liquidate.

Required Vote

Adoption of the adjournment proposal requires the affirmative vote of the holders of a majority of the issued and outstanding shares of Global Brands’ common stock entitled to vote thereon. Adoption of the adjournment proposal is not conditioned upon the adoption of any of the other proposals.

GLOBAL BRANDS’ BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT GLOBAL BRANDS’ STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth certain information as of November 18, 2009 with respect to the beneficial ownership of Global Brands’ common stock by (i) those persons or groups known to beneficially own more than 5% of Global Brands’ common stock, (ii) each of Global Brands’ current executive officers and directors and (iii) all of Global Brands’ current directors and executive officers as a group. The following table does not take into account any cancellation of securities by the Global Brands Founders upon consummation of the Framework Transactions.

			Approximate
			Percentage of
	Amount of		Outstanding
Name and Address of	Beneficial		Common
Beneficial Owner(1)	Ownership		Stock

JLJ Partners, LLC(2)	7,062,500	(3)	19.7%
QVT Financial LP	3,127,667	(4)	8.7%
Millenco LLC	2,487,000	(5)	6.1%
Aldebaran Investments LLC	2,185,618	(6)	6.1%
Arrowgrass Capital Services (US) Inc.	1,938,704	(7)	5.4%
Andrew M. Weiss, Ph.D.	1,838,800	(8)	5.1%
Lawrence S. Stroll	0	(9)	*
Joel J. Horowitz	0	(9)	*
John D. Idol	0	(9)	*
Arthur Bargonetti	31,250	(10)	*
John R. Muse	281,250	(11)	*
M. William Benedetto	31,250	(10)	*
Stephen F. Reitman	31,250	(10)	*
All directors and executive officers as a group (seven individuals)	7,437,500	(12)	20.7%

*	Less than one percent.

(1)	Unless otherwise indicated, the business address of each of the individuals or entities is 11 West 42nd Street, 21st Floor, New York, New York 10036.

(2)	Lawrence S. Stroll, Joel J. Horowitz and John D. Idol share voting and dispositive power over the shares held by JLJ Partners.

(3)	Does not include (i) 7,062,500 shares of common stock issuable upon exercise of Founders’ Warrants and (ii) 5,000,000 shares of common stock issuable upon exercise of sponsors’ warrants, all of which are not exercisable and will not become exercisable within 60 days.

(4)	Represents (i) 2,665,600 shares of common stock beneficially owned by QVT Fund LP (“Fund”), (ii) 278,410 shares of common stock beneficially owned by Quintessence Fund L.P. (“Quintessence”), and (iii) 183,657 shares of common stock held in a separate discretionary account for a third party (the “Separate Account”). QVT Financial LP (“QVT Financial”), as the investment manager for the Fund, Quintessence and the Separate Account, may be deemed the beneficial owner of all such shares. QVT Financial GP LLC (“GP”), as the general partner of QVT Financial, may be deemed the beneficial owner of all such shares. QVT Associates GP LLC (“Associates”), as the general partner of the Fund and Quintessence, may be deemed the beneficial owner of the shares held by such entities. Each entity has shared power to vote and dispose of the shares beneficially owned by it. Each of QVT Financial and GP LLC disclaims beneficial ownership of such shares owned by the Fund, Quintessence and the Separate Account. Associates disclaims beneficial ownership of such shares owned by the Fund and Quintessence, except to the extent of its pecuniary interest therein. This amount does not include warrants that are not exercisable and will not become exercisable until we complete a business combination. The business address for QVT Financial, GP and Associates is 1177 Avenue of the Americas, 9th Floor, New York, New York 10036. The business address for the Fund is Walkers SPV, Walkers House, Mary Street, George Town, Grand Cayman, KY1 9001 Cayman Islands. The foregoing information was derived from a Schedule 13G filed with the Securities and Exchange Commission on January 9, 2008, as amended on February 7, 2008 and January 30, 2009.

(5)	Represents 2,487,000 shares of common stock beneficially owned by Integrated Core Strategies (US) LLC (“ICS”). Integrated Holding Group LP (“IHG”), as the managing member of ICS, Millenium Management LLC (“Millenium”), as the general partner of IHG, and Israel A. Englander, as the managing member of Millenium, may each be deemed the beneficial owner of such shares. Each of ICS, IHG, Millenium and Mr. Englander has shared power to vote and dispose of the shares. This amount does not include 4,937,954 shares of common stock issuable upon the exercise of warrants held by ICS. The business address for Millenium is 666 Fifth Avenue, New York, New York 10103 and the business address for Mr. Englander and ICS is c/o Millenium Management LLC at the same address. The foregoing information was derived from a Schedule 13G filed with the Securities and Exchange Commission on December 26, 2007, as amended on November 3, 2008.

(6)	Represents shares of common stock held in a separate account for which Aldebaran Investments LLC (“Aldebaran”) is the investment manager. Aldebaran has sole power to vote and dispose of the shares. The business address of Aldebaran is 11 West 42nd Street, 21st Floor, New York, New York 10036. The foregoing information was derived from a Schedule 13G filed with the Securities Exchange Commission on February 17, 2009.

(7)	Represents shares of commons stock directly held by Arrowgrass Capital Partners (US) LP. The reporting persons have shared power to vote and dispose of the shares. The business address of each of the reporting persons is 245 Park Avenue, New York, New York 10167.

(8)	Represents (i) 1,169,036 shares of common stock beneficially owned by Weiss Asset Management, LLC and (ii) 669,764 shares of common stock beneficially owned by Weiss Capital, LLC. Mr. Weiss is managing member of both Weiss Asset Management, LLC and Weiss Capital, LLC. The business address for each entity and for Mr. Weiss is 29 Commonwealth Avenue, 10th Floor, Boston, Massachusetts 02116. The foregoing information was derived from a Schedule 13G filed with the Securities and Exchange Commission on April 25, 2008.

(9)	Does not include the shares held by JLJ Partners, of which each individual is approximately a 1/3 beneficial owner, either directly or through entities of which they or their family members are owners and beneficiaries.

(10)	Does not include 31,250 shares of common stock issuable upon exercise of Founders’ Warrants which are not exercisable and will not become exercisable within 60 days.

(11)	Represents (i) 91,250 shares of common stock held by Mr. Muse, (ii) 150,000 shares of common stock held by Muse Family Enterprises, Ltd., a family partnership benefiting Mr. Muse’s children, (iii) 30,000 shares of common stock held by Muse Children’s GS Trust, a trust established for the benefit of Mr. Muse’s children, and (iv) 10,000 shares of common stock held by The Muse Educational Foundation of which Mr. Muse is President. Does not include (i) 91,250 shares of common stock issuable upon exercise of Founders’ Warrants and public warrants held by Mr. Muse, (ii) 150,000 shares of common stock issuable upon exercise of public warrants held by Muse Family Enterprises, Ltd., (iii) 30,000 shares of common stock issuable upon exercise of public warrants held by Muse Children’s GS Trust and (iv) 10,000 shares of common stock issuable upon exercise of public warrants held by The Muse Educational Foundation, none of which are exercisable or will become exercisable within 60 days.

(12)	Does not include (i) 7,437,500 shares of common stock issuable upon exercise of Founders’ Warrants, (ii) 250,000 shares of common stock issuable upon the exercise of public warrants and (iii) 5,000,000 shares of common stock issuable upon exercise of sponsors’ warrants, all of which are not exercisable and will not become exercisable within 60 days.

All of the Founders’ Units, Founders’ Shares and Founders’ Warrants owned by the Global Brands Founders have been placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, pursuant to an escrow agreement.

STOCKHOLDER PROPOSALS

Global Brands’ 2010 annual meeting of stockholders will be held on or about August 11, 2010 if the Extension Amendment, Conversion and Trust Agreement Amendment proposals are approved and the Framework Transaction are completed. In order for any stockholder proposal or nominations to be presented at the annual meeting of stockholders to be held in 2010 or to be eligible for inclusion in Global Brands’ proxy statement for such meeting, they must be received by us at Global Brands’ principal executive offices between May 13, 2010 and June 12, 2010. Each proposal should include the exact language of the proposal, a brief description of the matter and the reasons for the proposal, the name and address of the stockholder making the proposal and the disclosure of that stockholder’s number of shares of common stock owned, length of ownership of the shares, representation that the stockholder will continue to own the shares through the stockholder meeting, intention to appear in person or by proxy at the stockholder meeting and material interest, if any, in the matter being proposed.

Stockholder nominations for persons to be elected as directors should include the name and address of the stockholder making the nomination, a representation that the stockholder owns shares of common stock entitled to vote at the stockholder meeting, a description of all arrangements between the stockholder and each nominee and any other persons relating to the nomination, the information about the nominees required by the Exchange Act of 1934 and a consent to nomination of the person so nominated.

Stockholder proposals and nominations should be addressed to Global Brands Acquisition Corp., Attention: Corporate Secretary, 11 West 42nd Street, 21st Floor, New York, New York 10036.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS

Pursuant to the rules of the SEC, Global Brands and its agents that deliver communications to its stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of Global Brands’ proxy statement. Upon written or oral request, Global Brands will deliver a separate copy of the proxy statement to any stockholder at a shared address who wishes to receive separate copies of such documents in the future. Stockholders receiving multiple copies of such documents may likewise request that Global Brands deliver single copies of such documents in the future. Stockholders may notify Global Brands of their requests by calling or writing Global Brands at Global Brands’ principal executive offices at 11 West 42nd Street, 21st Floor, New York, New York 10036, (212) 201-8118.

WHERE YOU CAN FIND MORE INFORMATION

Global Brands files reports, proxy statements and other information with the SEC as required by the Securities Exchange Act of 1934, as amended. You may read and copy reports, proxy statements and other information filed by Global Brands with the SEC at its public reference room located at 100 F Street, N.E., Washington, D.C. 20549-1004. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549-1004. Global Brands files its reports, proxy statements and other information electronically with the SEC. You may access information on Global Brands at the SEC website containing reports, proxy statements and other information at http://www.sec.gov. This proxy statement describes the material elements of relevant contracts, exhibits and other information attached as annexes to this proxy statement. Information and statements contained in this proxy statement are qualified in all respects by reference to the copy of the relevant contract or other document included as an annex to this document.

This proxy statement contains important business and financial information about us that is not included in or delivered with this document. You may obtain this additional information, or additional copies of this proxy statement, at no cost, and you may ask any questions you may have about the Extension Amendment, Conversion or Trust Agreement Amendment proposals by contacting us at the following address, telephone number or email address:

Global Brands Acquisition Corp.
11 West 42nd Street, 21st Floor
New York, New York 10036

In order to ensure that you receive timely delivery of the documents in advance of the special meeting, you must make your request for information no later than November 30, 2009.

ANNEX A

CERTIFICATE OF AMENDMENT TO THE AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
GLOBAL BRANDS ACQUISITION CORP.

Pursuant to Section 242 of the
General Corporation Law of the State of Delaware

GLOBAL BRANDS ACQUISITION CORP.  (the “Corporation”), a corporation duly organized and existing under the laws of the State of Delaware, does hereby certify as follows:

1. The Certificate of Incorporation of the Corporation is hereby amended by deleting Article SIXTH thereof and inserting the following in lieu thereof:

“SIXTH: The Corporation’s existence shall terminate on February 28, 2010 (the “Termination Date”). This provision may only be amended in connection with, and become effective upon, the consummation of a Business Combination (defined below). A proposal to so amend this section shall be submitted to stockholders in connection with any proposed Business Combination pursuant to Article Seventh (A) below.”

2. The Certificate of Incorporation of the Corporation is hereby amended by deleting paragraph E of Article SEVENTH thereof and inserting the following in lieu thereof:

“E. A holder of IPO Shares shall be entitled to receive distributions from the Trust Account (i) upon the effectiveness of the Extension Amendment (as defined in the Corporation’s Definitive Proxy Statement for its Special Meeting of Stockholders held on December 4, 2009) if the holder demands conversion of its shares in connection with the extension of the date on which the Corporation’s corporate existence terminates from December 6, 2009 to February 28, 2010 pursuant to the Extension Amendment, (ii) in the event that the Corporation does not consummate a Business Combination by the Termination Date or (iii) in the event such holder demands conversion of its shares in accordance with paragraph C above. Except as may be required under applicable law, in no other circumstances shall any holder of shares of Common Stock have any right or interest of any kind in or to the Trust Account or any amount or other property held therein.”

3. The foregoing amendments were duly adopted in accordance with the provisions of Sections 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Global Brands Acquisition Corp. has caused this Certificate of Amendment to the Amended and Restated Certificate of Incorporation to be executed by its duly authorized officer on this 4th day of December 2009.

Joel J. Horowitz, CEO

A-1

ANNEX B

(RICHARDS, LAYTON LETTERHEAD)

November 9, 2009
Global Brands Acquisition Corp.
1 West 42nd Street, 21st Floor
New York, NY 10036

Ladies and Gentlemen:

We have acted as special Delaware counsel to Global Brands Acquisition Corp., a Delaware corporation (the “Company”), in connection with the matters set forth herein. In this connection, you have requested our opinion as to certain matters under the General Corporation Law of the State of Delaware (the “General Corporation Law”).

For the purpose of rendering our opinion as expressed herein, we have been furnished and have reviewed the following documents:

the Amended and Restated Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware (the “Secretary of State”) on December 6, 2007, as corrected by the Certificate of Correction to the Amended and Restated Certificate of Incorporation of the Company, as filed with the Secretary of State on December 6, 2007 (collectively, the “Certificate of Incorporation”);

the Bylaws of the Company, as amended on January 28, 2009 (the “Bylaws”);

a form of the Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Amendment”), a copy of which is attached hereto as Exhibit A;

the Registration Statement of the Company (the “Registration Statement”), as filed with the Securities and Exchange Commission (the “SEC”) on November 20, 2007 in connection with the Company’s initial public offering (the “IPO”); and

the proxy statement proposed to be filed with the SEC in connection with, among other things, proposed amendments to the Certificate of Incorporation (the “Proxy Statement”).

With respect to the foregoing documents, we have assumed: (a) the genuineness of all signatures, and the incumbency, authority, legal right and power and legal capacity under all applicable laws and regulations, of each of the officers and other persons and entities signing or whose signatures appear upon each of said documents as or on behalf of the parties thereto; (b) the conformity to authentic originals of all documents submitted to us as certified, conformed, photostatic, electronic or other copies; and (c) that the foregoing documents, in the forms submitted to us for our review, have not been and will not be altered or amended in any respect material to our opinion as expressed herein. For the purpose of rendering our opinion as expressed herein, we have not reviewed any document other than the documents set forth above, and, except as set forth in this opinion, we assume there exists no provision of any such other document that bears upon or is inconsistent with our opinion as expressed herein. We have conducted no independent factual investigation of our own, but rather have relied as to factual matters solely upon the foregoing documents, the statements and information set forth therein, and the additional matters recited or assumed herein, all of which we assume to be true, complete and accurate in all material respects.

BACKGROUND

We have been advised, and accordingly assume for purposes of our opinion as expressed herein, that: (i) the Company and Gerrity International, LLC (the “Gerrity Group”) have entered into the Framework Agreement (the “Framework Agreement”), dated as of November 9, 2009, which provides for the Company to continue its business as a corporation that will elect to be qualified as a real estate investment trust (a “REIT”) within the meaning of Section 856 of the Internal Revenue Code of 1986, as amended, commencing with the taxable year ending March 31, 2010 (the “Framework Transaction”); (ii) the Company considered and analyzed numerous companies and acquisition opportunities in its search for an attractive business combination, none of which were believed to be as attractive to the public stockholders as continuing the Company’s business in accordance with the Framework Transaction; and (iii) the Company will not be able to complete the Framework Transaction before December 6, 2009 and pursuant to Articles Sixth and Seventh of the Certificate of Incorporation, a failure to consummate a Business Combination (as defined in Article Seventh of the Certificate of Incorporation set forth below) prior to December 6, 2009 (the “Termination Date”) will result in the dissolution and liquidation of the Company.

Accordingly, in order to consummate the Framework Transaction, the Company is proposing to (i) amend Article Sixth of the Certificate of Incorporation as set forth in the Certificate of Amendment to extend the date before which the Company must complete a Business Combination (i.e., the Termination Date) from December 6, 2009 to February 28, 2010 (the “Extension Amendment”), and (ii) amend Article Seventh of the Certificate of Incorporation as set forth in the Certificate of Amendment to allow holders of shares of Company common stock issued in the Company’s initial public offering (the “IPO”, and such shares, “IPO Shares”) to elect to convert their IPO Shares into a pro rata portion of the Trust Account (as defined in the Article Seventh of the Certificate of Incorporation set forth below) if the Extension Amendment is duly approved and becomes effective (the “Conversion Amendment”). The Conversion Amendment would amend paragraph E of Article Seventh of the Certificate of Incorporation to read in its entirety as follows:

A holder of IPO Shares shall be entitled to receive distributions from the Trust Account (i) upon the effectiveness of the Extension Amendment (as defined in the Corporation’s Definitive Proxy Statement for its Special Meeting of Stockholders held on December 4, 2009) if the holder demands conversion of its shares in connection with the extension of the date on which the Corporation’s corporate existence terminates from December 6, 2009 to February 28, 2010 pursuant to the Extension Amendment, (ii) in the event that the Corporation does not consummate a Business Combination by the Termination Date or (iii) in the event such holder demands conversion of its shares in accordance with paragraph C above. Except as may be required under applicable law, in no other circumstances shall any holder of shares of Common Stock have any right or interest of any kind in or to the Trust Account or any amount or other property held therein.

We have been further advised, and accordingly assume for purposes of our opinion as expressed herein, that: (i) approval of the Extension Amendment is a condition to the implementation of the Conversion Amendment and approval of the Conversion Amendment is a condition to the implementation of the Extension Amendment; (ii) only holders of IPO Shares that vote for the Conversion Amendment will be permitted (but are not required) to convert their IPO Shares into a pro rata portion of the Trust Account if the Extension Amendment is duly approved and becomes effective; and (iii) the stockholders’ vote on any proposal will not adversely affect the stockholders’ conversion rights as originally described in the Registration Statement.

Article Sixth of the Certificate of Incorporation provides:

The Corporation’s existence shall terminate on December 6, 2009 (the “Termination Date”), except for the purposes of winding up the Corporation’s affairs and of liquidating the Corporation pursuant to Section 278 of the GCL. This provision may only be amended in connection with, and become effective upon, the consummation of a Business Combination (defined below). A proposal to so amend this section to provide that the Corporation’s existence shall be perpetual shall be submitted to stockholders in connection with any proposed Business Combination pursuant to paragraph A of Article Seventh below.

Thus, the underlined language in Article Sixth of the Certificate of Incorporation purports to eliminate the Company’s (and, consequently, the Company’s directors’ and stockholders’) power to amend Article Sixth prior to the consummation of a Business Combination.

Article Seventh of the Certificate of Incorporation provides in pertinent part:

The introduction and paragraphs A through J of this Article Seventh shall apply during the period commencing upon the filing of this Certificate of Incorporation and terminating upon the consummation of any “Business Combination,” and may not be amended prior to the consummation of any Business Combination.

A “Business Combination” shall mean the acquisition by the Corporation, whether by merger, capital stock exchange, asset, stock purchase, reorganization or other similar business combination, of one or more operating businesses or assets (“Target Business” or “Target Businesses”) having, individually or collectively, a fair market value equal to at least 80% of the balance in the Trust Account (excluding deferred underwriting discounts and commissions) at the time of such acquisition and resulting in ownership by the Corporation of not less than 50% of the voting securities of the Target Business or Businesses and control by the Corporation of the majority of any governing body of the Target Business or Businesses. ...

* * *

“IPO Shares” shall mean the shares of Common Stock issued in the IPO.

The “Trust Account” shall mean the trust account established by the Corporation in connection with the consummation of the IPO and into which the Corporation will deposit a designated portion of the net proceeds from the IPO ...

* * *

E. A holder of IPO Shares shall be entitled to receive distributions from the Trust Account only in the event that the Corporation does not consummate a Business Combination by the Termination Date or in the event such holder demands conversion of its shares in accordance with paragraph C above. Except as may be required under applicable law, in no other circumstances shall any holder of shares of Common Stock have any right or interest of any kind in or to the Trust Account or any amount or other property held therein.

Thus, the underlined language in the first sentence of Article Seventh of the Certificate of Incorporation purports to eliminate the Company’s (and consequently the Company’s directors’ and stockholders’) power to amend the introduction and paragraphs A through J of Article Seventh prior to the consummation of any Business Combination.

DISCUSSION

You have asked our opinion as to whether Articles Sixth and Seventh of the Certificate of Incorporation may be amended as provided in the Certificate of Amendment attached hereto as Exhibit A. For the reasons set forth below, in our opinion, the provision in the second sentence of Article Sixth of the Certificate of Incorporation and the provision in the first sentence of Article Seventh of the Certificate of Incorporation, which purport to eliminate the Company’s statutory power to amend Article Sixth and Article Seventh, respectively, prior to the consummation of a Business Combination are not valid certificate of incorporation provisions under the General Corporation Law. Because the provisions in Articles Sixth and Seventh purporting to prohibit amendments thereto prior to the consummation of a Business Combination are invalid, Articles Sixth and Seventh may be amended as provided in the Certificate of Amendment, subject to compliance with the amendatory procedures set forth in Section 242(b) of the General Corporation Law.

Section 242(a) of the General Corporation Law provides:

After a corporation has received payment for any of its capital stock, it may amend its certificate of incorporation, from time to time, in any and as many respects as may be desired, so long as its certificate of incorporation as amended would contain only such provisions as it would be lawful and proper to insert in an original certificate of incorporation filed at the time of the filing of the amendment ...

8 Del. C. § 242(a). In addition, Section 242(b) of the General Corporation Law provides:

Every amendment [to the Certificate of Incorporation] ... shall be made and effected in the following manner: (1) [i]f the corporation has capital stock, its board of directors shall adopt a resolution setting forth the amendment proposed, declaring its advisability, and either calling a special meeting of the stockholders entitled to vote in respect thereof for the consideration of such amendment or directing that the amendment proposed be considered at the next annual meeting of the stockholders... If a majority of the outstanding stock entitled to vote thereon, and a majority of the outstanding stock of each class entitled to vote thereon as a class has been voted in favor of the amendment, a certificate setting forth the amendment and certifying that such amendment has been duly adopted in accordance with this section shall be executed, acknowledged and filed and shall become effective in accordance with § 103 of this title.

8 Del. C. § 242(b) (emphasis added). Thus, Section 242(a) grants Delaware corporations broad statutory power to amend their certificates of incorporation to the extent permitted under Delaware law, including to the extent contemplated by the amendments to Articles Sixth and Seventh of the Certificate of Incorporation as set forth in the Certificate of Amendment, subject to compliance with the amendatory procedures set forth in Section 242(b). Implicit in the language of Section 242 is that the power to amend the certificate of incorporation is a fundamental power of Delaware corporations vested in directors and stockholders of a corporation. Nothing in Section 242 suggests that this statutory power may be entirely eliminated by a provision of the certificate of incorporation with respect to certain provisions thereof. Indeed, the mandatory language in Section 242(b) supports the proposition that the corporation’s broad power to amend the certificate of incorporation cannot be eliminated. Section 242(b) mandates that, absent a provision permitting the board to abandon a proposed amendment, “a certificate setting forth the amendment ... shall be executed, acknowledged and filed and shall become effective” upon obtaining the requisite board and stockholder approvals. 8 Del. C. § 242(b)(1) (emphasis added).

In our opinion, the second sentence of Article Sixth of the Certificate of Incorporation that purports to eliminate the statutory power of the Company (and, consequently, of the directors and stockholders) to amend Article Sixth prior to the consummation of a Business Combination, and the provision in the first sentence of Article Seventh of the Certificate of Incorporation that purports to eliminate the statutory power of the Company (and, consequently, of the directors and stockholders) to amend Article Seventh prior to the consummation of a Business Combination, are contrary to the laws of the State of Delaware and, therefore, are invalid pursuant to Section 102(b)(1) of the General Corporation Law. Section 102(b)(1) provides that a certificate of incorporation may contain:

Any provision for the management of the business and for the conduct of the affairs of the corporation, and any provision creating, defining, limiting and regulating the powers of the corporation, the directors, and the stockholders, or any class of the stockholders . . . ; if such provisions are not contrary to the laws of [the State of Delaware].

8 Del. C. § 102(b)(1) (emphasis added). Thus, the ability to curtail the powers of the corporation, the directors and the stockholders through the certificate of incorporation is not without limitation. Any provision in the certificate of incorporation that is contrary to Delaware law is invalid. See Lions Gate Entm’t Corp. v. Image Entm’t Inc., 2006 WL 1668051, at *7 (Del. Ch. June 5, 2006) (footnote omitted) (noting that a charter provision “purport[ing] to give the Image board the power to amend the charter unilaterally without a shareholder vote” after the corporation had received payment for its stock “contravenes Delaware law [i.e., Section 242 of the General Corporation Law] and is invalid.”). In Sterling v. Mayflower Hotel Corp., 93 A.2d 107, 118 (Del. 1952), the Court found that a charter provision is “contrary to the laws of [Delaware]” if it transgresses “a statutory enactment or a public policy settled by the common law or implicit in the General Corporation Law itself.” The Court in Loew’s Theatres, Inc. v. Commercial Credit Co., 243 A.2d 78, 81 (Del. Ch. 1968), adopted this view, noting that “a charter provision which seeks to waive a statutory right or requirement is unenforceable.”1

That the statutory power to amend the certificate of incorporation is a fundamental power of Delaware corporations is supported by Delaware case law. Delaware courts have repeatedly held that a reservation of the right to amend the certificate of incorporation is a part of any certificate of incorporation, whether or not such reservation is expressly included therein.2 See, e.g., Maddock v. Vorclone Corp., 147 A. 255 (Del. Ch. 1929); Coyne v. Park & Tilford Distillers Corp., 154 A.2d 893 (Del. 1959); Weinberg v. Baltimore Brick Co., 114 A.2d 812, 814 (Del. 1955); Morris v. American Public Utilities Co., 122 A. 696, 701 (Del. Ch. 1923). See also 2 David A. Drexler, Lewis S. Black, Jr. & A. Gilchrist Sparks, III, Delaware Corporation Law & Practice, § 32.02 (2005) (“No case has ever questioned the fundamental right of corporations to amend their certificates of incorporation in accordance with statutory procedures. From the earliest decisions, it has been held that every corporate charter implicitly contains as a constituent part thereof every pertinent provision of the corporation law, including the provisions authorizing charter amendments.”); 1 R. Franklin Balotti & Jesse A. Finkelstein, The Delaware Law of Corporations & Business Organizations § 8.1 (2007 Supp.) (“The power of a corporation to amend its certificate of incorporation was granted by the original General Corporation Law and has continued to this day.”) (footnotes omitted); 1 Edward P. Welch, Andrew J. Turezyn & Robert S. Saunders, Folk on the Delaware General Corporation Law § 242.2.2, GCL-VIII-13 (2007-1 Supp.) (“A corporation may ... do anything that section 242 authorizes because the grant of amendment power contained in section 242 and its predecessors is itself a part of the charter.”) (citing Goldman v. Postal Tel., Inc., 52

1 We note that Section 102(b)(4) of the General Corporation Law expressly permits a Delaware corporation to include in its certificate of incorporation provisions that modify the voting rights of directors and stockholders set forth in other provisions of the General Corporation Law. 8 Del. C. § 102(b)(4) (“the certificate of incorporation may also contain ... [p]rovisions requiring for any corporate action, the vote of a larger portion of the stock ... or a larger number of the directors, than is required by this chapter.”). While Section 102(b)(4) permits certificate of incorporation provisions to require a greater vote of directors or stockholders than is otherwise required by the General Corporation Law, in our view, nothing in Section 102(b)(4) purports to authorize a certificate of incorporation provision that entirely eliminates the power of directors and stockholders to amend the certificate of incorporation, with respect to certain provisions thereof, as expressly permitted by Section 242. See also Sellers v. Joseph Bancroft & Sons Co., 2 A.2d 108, 114 (Del. Ch. 1938) (where the court questioned the validity of a certificate of incorporation provision requiring the vote or consent of 100% of the preferred stockholders to amend the certificate of incorporation in any manner that reduced the pecuniary rights of the preferred stock because the 100% vote requirement made such provision “practically irrepealable.”).
2 This principle is also codified in Section 394 of the General Corporation Law. See 8 Del. C. § 394. Id.

F.Supp. 763, 769 (D. Del. 1943); Davis v. Louisville Gas & Electric Co., 142 A. 654, 656-58 (Del. Ch. 1928); Morris, 122 A. at 701; Peters v. United States Mortgage Co., 114 A. 598, 600 (Del. Ch. 1921)); Peters, 114 A. at 600 (“There is impliedly written into every corporate charter in this state, as a constituent part thereof, every pertinent provision of our Constitution and statutes. The corporation in this case was created under the General Corporation Law ... That law clearly reserves to this corporation the right to amend its certificate in the manner proposed.”).

In Davis v. Louisville Gas & Electric Co., 142 A. 654 (Del. Ch. 1928), the Court of Chancery interpreted this reserved right to amend the certificate of incorporation broadly and observed that the legislature, by granting broad powers to the stockholders to amend the certificate of incorporation, “recognized the unwisdom of casting in an unchanging mould the corporate powers which it conferred touching these questions so as to leave them fixed for all time.” Id. at 657. Indeed, the Court queried, “[m]ay it not be assumed that the Legislature foresaw that the interests of the corporations created by it might, as experience supplied the material for judgment, be best subserved by an alteration of their intracorporate and in a sense private powers,” i.e., by an alteration of the terms of the certificate of incorporation? Id. The Court further confirmed the important public policy underlying the reservation of the right to amend the certificate of incorporation:

The very fact that the [General Corporation Law]...deal[s] in great detail with innumerable aspects of the [certificate of incorporation] in what upon a glance would be regarded as relating to its private as distinguished from its public character, has some force to suggest that the state, by dealing with such subjects in the statute rather than by leaving them to be arranged by the corporate membership, has impliedly impressed upon such matters the quality of public interest and concern.

While there is no definitive case law addressing the enforceability or validity, under Delaware law or otherwise, of a certificate of incorporation provision that attempts to prohibit amendments to certain provisions thereof, in our view, such a provision would be invalid. Indeed, in confirming the fundamental importance of a corporation’s power to amend the certificate of incorporation, Delaware courts have suggested, in dicta, that such provision might be unenforceable. See, e.g., Jones Apparel Group, Inc. v. Maxwell Shoe Co., 883 A.2d 837 (Del. Ch. 2004) (indicating that the statutory power to recommend to stockholders amendments to the certificate of incorporation is a core duty of directors and noting that a certificate of incorporation provision purporting to eliminate a core duty of the directors would likely contravene Delaware public policy.); Triplex Shoe Co. v. Rice & Hutchins, Inc., 152 A. 342, 347, 351 (Del. 1930) (finding that despite the absence of common stockholders who held the “sole” power to vote on amendments to the certificate of incorporation, an amendment to the certificate of incorporation nonetheless had been validly approved by the preferred stockholders given that the holders of preferred stock, by “the very necessities of the case,” had the power to vote where no common stock had been validly issued because the corporation would otherwise be “unable to function.”); Sellers v. Joseph Bancroft & Sons Co., 2 A.2d 108, 114 (Del. Ch. 1938) (questioning the validity of a certificate of incorporation provision requiring the vote or consent of 100% of the preferred stockholders to amend the certificate of incorporation in any manner that reduced the pecuniary rights of the preferred stock because the 100% vote requirement made such provision “practically irrepealable.”).

More recently, the Court in Jones Apparel suggested that the right of directors to recommend to stockholders amendments to the certificate of incorporation is a “core” right of fundamental importance under the General Corporation Law. In Jones Apparel, the Delaware Court of Chancery examined whether a certificate of incorporation provision eliminating the power of a board of directors to fix record dates was permitted under Section 102(b)(1) of the General Corporation Law. While the Court upheld the validity of the record date provision, it was quick to point out that not all provisions in a certificate of incorporation purporting to eliminate director rights would be enforceable. Jones Apparel, 883 A.2d at 848. Rather, the Court suggested that certain statutory rights involving “core” director duties may not be modified or eliminated through the certificate of incorporation. The Jones Apparel Court observed:

[Sections] 242(b)(1) and 251 do not contain the magic words [“unless otherwise provided in the certificate of incorporation”] and they deal respectively with the fundamental subjects of certificate amendments and mergers. Can a certificate provision divest a board of its statutory power to approve a merger? Or to approve a certificate amendment? Without answering those questions, I think it fair to say that those questions inarguably involve far more serious intrusions on core director duties than does [the record date provision at issue]. I also think that the use by our judiciary of a more context- and statute-specific approach to police “horribles” is preferable to a sweeping rule that denudes § 102(b)(1) of its utility and thereby greatly restricts the room for private ordering under the DGCL.

Id. at 852. While the Court in Jones Apparel recognized that certain provisions for the regulation of the internal affairs of the corporation may be made subject to modification or elimination through the private ordering system of the certificate of incorporation and bylaws, it suggested that other powers vested in directors — such as the power to amend the certificate of incorporation — are so fundamental to the proper functioning of the corporation that they cannot be so modified or eliminated. Id.

As set forth above, the statutory language of Section 242 and Delaware case law confirm that the statutory power to amend the certificate of incorporation is a fundamental power of Delaware corporations as a matter of Delaware public policy. Moreover, Delaware case law also suggests that the fundamental power to amend the certificate of incorporation is a core right of the directors of a Delaware corporation. Because the provision in the second sentence of Article Sixth of the Certificate of Incorporation purports to eliminate the fundamental power of the Company (and the “core” right of the Company’s directors) to amend Article Sixth prior to a Business Combination, and because the provision in the first sentence of Article Seventh of the Certificate of Incorporation purports to eliminate the fundamental power of the Company (and the “core” right of the Company’s directors) to amend Article Seventh prior to the consummation of a Business Combination, such provisions are contrary to the laws of the State of Delaware and, therefore, are invalid.

Given our conclusion that Articles Sixth and Seventh of the Certificate of Incorporation may be amended as provided in the Certificate of Amendment, subject to compliance with the amendatory procedures set forth in Section 242(b) of the General Corporation Law, you have asked our opinion as to the vote required for approval of the amendments to Articles Sixth and Seventh of the Certificate of Incorporation as provided in the Certificate of Amendment. Section 242(b) of the General Corporation Law provides the default voting requirements for an amendment to the certificate of incorporation. Under Section 242(b)(1), the board of directors of the Company (the “Board”) would be required to adopt a resolution setting forth the amendments proposed and declaring their advisability prior to submitting such amendments to the stockholders entitled to vote on amendments to the Certificate of Incorporation. The Board may adopt such resolution by the affirmative vote of a majority of the directors present at a meeting at which a quorum is present, or, alternatively, by unanimous written consent of all directors. See 8 Del. C. §§ 141(b), 141(f). After such amendments have been duly approved by the Board, they must then be submitted to the stockholders of the Company for a vote thereon. The affirmative vote (or written consent) of a majority of the outstanding stock entitled to vote thereon would be required for approval of such amendments. See 8 Del. C. §§ 242(b)(1), 228(a). The default voting requirements set forth above may be increased to require a greater vote of the directors or stockholders by a provision in the certificate of incorporation or the bylaws (in the case of the Board). See 8 Del. C. §§ 102(b)(4), 141(b), 216, 242(b)(4).3 Because there is no valid provision in the Certificate of Incorporation or Bylaws purporting to impose a different or greater vote of the directors or stockholders for the approval of an amendment to the Certificate of Incorporation, in our view, the statutory default voting requirements would apply to the approval of the amendments to Articles Sixth and Seventh of the Certificate of Incorporation by the directors and stockholders of the Company.

3 See supra note 1 and accompanying text.

CONCLUSION

Based upon and subject to the foregoing, and subject to the limitations stated herein, it is our opinion that the amendments to Articles Sixth and Seventh of the Certificate of Incorporation set forth in the Certificate of Amendment, if duly adopted by the Board of Directors of the Company (by vote of the majority of the directors present at a meeting at which a quorum is present or, alternatively, by unanimous written consent) and duly approved by the holders of a majority of the outstanding stock of the Company entitled to vote thereon, all in accordance with Section 242(b) of the General Corporation Law, would be valid and effective when filed with the Secretary of State in accordance with Sections 103 and 242 of the General Corporation Law.

The foregoing opinion is limited to the General Corporation Law. We have not considered and express no opinion on any other laws or the laws of any other state or jurisdiction, including federal laws regulating securities or any other federal laws, or the rules and regulations of stock exchanges or of any other regulatory body.

The foregoing opinion is rendered for your benefit in connection with the matters addressed herein. We understand that you may furnish a copy of this opinion letter to the SEC in connection with the matters addressed herein. We further understand that you may include this opinion letter as an annex to your Proxy Statement for the special meeting of stockholders of the Company to consider and vote upon, among other things, the Certificate of Amendment and we consent to your doing so.

Very truly yours,

Richards, Layton & Finger, P.A.

CSB/TNP

PROXY
Global Brands Acquisition Corp.
11 West 42nd Street, 21st Floor
New York, New York 10036
SPECIAL MEETING OF STOCKHOLDERS
December 4, 2009
YOUR VOTE IS IMPORTANT
FOLD AND DETACH HERE
GLOBAL BRANDS ACQUISITION CORP.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON
DECEMBER 4, 2009
          The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement, dated November 23, 2009, in connection with the Special Meeting to be held at 11:00 a.m. EST on December 4, 2009 at the offices of Graubard Miller, 405 Lexington Avenue, New York, NY 10174, and hereby appoints Joel J. Horowitz, John D. Idol, Lawrence Stroll, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the common stock, of Global Brands Acquisition Corp. (the “Corporation”) registered in the name provided, which the undersigned is entitled to vote at the Special Meeting of Stockholders, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in this Proxy Statement.
          THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSALS CONSTITUTING THE EXTENSION AMENDMENT, CONVERSION AND TRUST AGREEMENT AMENDMENT PROPOSALS CONSISTING OF PROPOSALS 1, 2, 3A, 3B, 3C AND 4.
          IF YOUR SHARES ARE HELD IN AN ACCOUNT AT A BROKERAGE FIRM OR BANK, YOU MUST INSTRUCT YOUR BROKER OR BANK ON HOW TO VOTE YOUR SHARES. IF YOU DO NOT PROVIDE SUCH INSTRUCTIONS, YOUR SHARES WILL NOT BE VOTED ON ANY OF THE PROPOSALS.
          THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3A, 3B, 3C AND 4.
Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held on December 4, 2009. This Proxy Statement to Stockholders is available at: http://www.cstproxy.com/globalbrandsacquisition/sm2009.

	FOR	AGAINST	ABSTAIN

Proposal 1	☐	☐	☐
Amend the Corporation’s Amended and Restated Certificate of Incorporation to permit the continuance of the existence of the Corporation until February 28, 2010 by amending Article Sixth of the Amended and Restated Certificate of Incorporation.

Proposal 2	☐	☐	☐
Amend the Corporation’s Amended and Restated Certificate of Incorporation to allow the holders of shares of common stock issued in the Corporation’s initial public offering to elect to convert such shares sold in the initial public offering into their pro rata portion of the funds held in the trust account established at the time of the Corporation’s initial public offering.

If you voted “FOR” Proposal Number 2 and you hold shares of the Corporation’s common stock issued in the Corporation’s initial public offering, you may exercise your conversion rights and demand that the Corporation convert your shares of common stock into a pro rata portion of the trust account by marking the “Exercise Conversion Rights” box below. If you exercise your conversion rights, then you will be exchanging your shares of the Corporation’s common stock for cash and will no longer own these shares. You will only be entitled to receive cash for these shares if the Extension Amendment, Conversion and Trust Agreement Amendment proposals are approved, you demand that the Corporation convert your shares into cash and deliver your stock to the Corporation’s transfer agent physically or electronically prior to the meeting. Failure to (a) vote “FOR” Proposal Number 2, (b) check the following box, (c) deliver your stock certificate to the Corporation’s transfer agent or deliver your shares electronically through the Depository Trust Company prior to the meeting, and (d) submit this proxy in a timely manner will result in the loss of your conversion rights.
EXERCISE CONVERSION RIGHTS ☐
CONVERT                                          PUBLIC SHARES OF THE CORPORATION

Proposal 3A	☐	☐	☐
Amend the trust account agreement to permit the removal from the trust account an amount (the “Withdrawal Amount”) equal to the pro rata portion of funds available in the trust account relating to the converted public shares and deliver to the holders of such converting public shares their pro rata portion of the Withdrawal Amount.

Proposal 3B	☐	☐	☐
Amend the trust account agreement to extend the date on which to liquidate the remaining trust account to February 28, 2010.
Proposal 3C	☐	☐	☐
Amend the trust account agreement to only permit withdrawals from the amounts remaining in the trust account to pay the expenses incurred in connection with the Framework Transactions, up to a maximum of $1 million, and upon consummation of the Framework Transactions or Global Brands’ liquidation.

Proposal 4	☐	☐	☐
To consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies.

Dated:	_________________________ 2009

Stockholder’s Signature

Stockholder’s Signature

Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.
PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSALS SET FORTH IN PROPOSALS 1, 2, 3A, 3B, 3C AND 4 AND WILL GRANT DISCRETIONARY AUTHORITY TO VOTE UPON SUCH OTHER PROCEDURAL MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.